UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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2021 NOTICE OF ANNUAL MEETING &
PROXY STATEMENT

June 15, 2021

Dear Shareholder:

You are cordially invited to attend the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Capri Holdings Limited, to be held at 12:00 p.m., local time, on July 28, 2021, at the Company's headquarters, 33 Kingsway, London, United Kingdom WC2B 6UF. Information concerning the matters to be considered and voted upon at the Annual Meeting is set out in the attached Notice of 2021 Annual Meeting of Shareholders and proxy statement.

Looking back on fiscal 2021, the COVID-19 pandemic has had a profound effect on the entire world. The unprecedented challenges tested our lives, business and industry in ways we could never have imagined. As we managed through this evolving situation, our first priority was to help protect the health and safety of our employees, customers and communities. To support that goal, Capri Holdings contributed to local relief organizations in New York, London and Milan. In addition, our founders Michael Kors, Donatella Versace, and I each made personal contributions to these efforts. I am incredibly proud of our entire organization as they supported each other and their communities during this time.

Despite these challenges, we were encouraged by the performance of the Company and all three of our luxury houses during the year. In the initial phase of the pandemic, we quickly implemented broad and decisive measures to maintain our financial strength to enable us to emerge from the pandemic strong and positioned for growth. These actions included significant expense reductions, including decreasing the size of our global workforce as well as compensation reductions for our Board of Directors, executive officers and employees, liquidity enhancements, and rigorous inventory management. As the world reopened, we continued to execute our brand strategies. This resulted in our revenue and earnings significantly exceeding our expectations. These results are a testament to the strength of our brands as well as the dedication, resilience and agility of our employees.

During fiscal 2021, we also continued to execute on our corporate social responsibility goals and objectives, building on the commitments previously announced in our April 2020 Corporate Social Responsibility Report. We also furthered our diversity and inclusion efforts by appointing a head of diversity and inclusion, establishing a global diversity and inclusion council as well as pledging $20 million to The Capri Holdings Foundation for the Advancement of Diversity in Fashion. We remain committed to improving the way we work in order to better the world in which we live.

During the year, we also reevaluated and refined Capri Holding’s strategic direction to ensure that the Company emerges from the pandemic stronger and more profitable. For Versace and Jimmy Choo, we reaffirmed our long-term plans and are even more enthusiastic about the prospects of these luxury houses. For Michael Kors, we recalibrated our plans to further elevate the brand positioning which will enable us to deliver higher profit margins. As the world continues to recover from the pandemic, we are confident in our growth opportunities for Versace, Jimmy Choo and Michael Kors. We believe our three luxury houses position Capri Holdings to deliver multiple years of revenue and earnings growth, as well as increase shareholder value.

Thank you for your continued support. We look forward to seeing you at our 2021 Annual Meeting.

Sincerely,
John D. Idol
Chairman and Chief Executive Officer

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS
To Our Shareholders:
Notice is hereby given that the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Capri Holdings Limited, a British Virgin Islands corporation (the “Company”), will be held at at the Company's headquarters, 33 Kingsway, London, United Kingdom WC2B 6UF, on July 28, 2021 at 12:00 p.m., local time, for the following purposes:
1.To elect three Class I directors for a three-year term and until the election and qualification of their respective successors in office;
2.To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 2, 2022;
3.To hold a non-binding advisory vote on executive compensation (“say on pay”); and
4.To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on June 1, 2021 as the record date for the Annual Meeting (the “Record Date”), and only holders of record of ordinary shares of the Company at such time will be entitled to notice of or to vote at the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement for the Annual Meeting. On or about June 15, 2021, we intend to mail to our shareholders of record as of the Record Date a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy statement and a copy of our Annual Report on Form 10-K for the fiscal year ended March 27, 2021 (the “2021 Annual Report”). The Notice also provides instructions on how to vote online and on how to receive a paper copy of the proxy materials by mail.
Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to be Held on July 28, 2021
The Notice, proxy statement and the 2021 Annual Report are available at www.proxyvote.com.
YOUR VOTE IS IMPORTANT
Based on current New York Stock Exchange rules your broker will NOT be able to vote your ordinary shares with respect to the election of directors (Proposal No. 1) or the say on pay vote (Proposal No. 3) if you have not provided instructions to your broker. We strongly encourage you to provide instructions to your broker to vote your ordinary shares and exercise your right as a shareholder.

We intend to hold our annual meeting in person. If you are a shareholder of record as of the Record Date, you will be admitted to the meeting upon presenting a form of photo identification. If you own ordinary shares beneficially through a bank, broker or otherwise, you will be admitted to the meeting upon presenting a form of photo identification and proof of share ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker are examples of proof of share ownership for this purpose.
We are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials and federal, state and local governments may issue in light of COVID-19. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described above) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). If we take this step, we will announce the decision to do so in advance by issuing a press release and filing such press release as definitive additional soliciting material with the U.S. Securities and Exchange Commission.
Regardless of whether or not you plan to attend the Annual Meeting, please follow the instructions you received to authorize a proxy to vote your ordinary shares as soon as possible to ensure that your ordinary shares are represented at the Annual Meeting. Any shareholder that decides to attend the Annual Meeting may, if so desired, revoke their prior proxy by voting their ordinary shares at the Annual Meeting.
By order of the Board of Directors,
Hannah Merritt
Corporate Secretary
London, United Kingdom
June 15, 2021

PROXY STATEMENT

2021 Annual Meeting of Shareholders
Wednesday, July 28, 2021
GENERAL INFORMATION
This proxy statement is being provided to solicit proxies on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Capri Holdings Limited (the “Company,” “Capri Holdings,” “we,” “our” or “us”) for use at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, July 28, 2021, at 12:00 p.m., local time, at the Company's headquarters, 33 Kingsway, London, United Kingdom WC2B 6UF, and any adjournment or postponement thereof. We expect to first make this proxy statement available, together with a copy of our Annual Report on Form 10-K for the fiscal year ended March 27, 2021 (the “2021 Annual Report”), to shareholders on or about June 15, 2021.
Internet Availability of Proxy Materials
We have elected to provide access to our proxy materials over the Internet in accordance with the rules adopted by the U.S. Securities and Exchange Commission (the “SEC”). Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record as of the close of business on June 1, 2021 (the “Record Date”). All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed copy of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice. This permits us to conserve natural resources and reduces our printing costs, while giving shareholders a convenient and efficient way to access our proxy materials and vote their ordinary shares.
We intend to mail the Notice on or about June 15, 2021 to all shareholders of record entitled to vote at the Annual Meeting as of the close of business on the Record Date. On that same date, we will also mail a printed copy of this proxy statement, our 2021 Annual Report and form of proxy to certain shareholders who had previously requested printed copies.

Who May Vote

Only holders of record of our ordinary shares at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 151,329,069 ordinary shares were issued and outstanding. Each ordinary share is entitled to one vote at the Annual Meeting.

1 | 2021 Proxy Statement

What Constitutes a Quorum

Shareholders may not take action at the Annual Meeting unless there is a quorum present at the meeting. A meeting of shareholders is duly constituted, and a quorum is present, if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares entitled to vote on resolutions of shareholders to be considered at the meeting. Abstentions and broker non-votes (as described below) will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.
Broker Non-Votes and Abstentions
Broker non-votes occur when brokers holding shares in street name for beneficial owners do not receive instructions from the beneficial owners about how to vote their shares. An abstention occurs when a shareholder withholds such shareholder’s vote by checking the “ABSTAIN” box on the proxy card, or similarly elects to abstain via Internet or telephone voting. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, including the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2) and such broker non-votes are counted as shares entitled to vote on such proposal. Based on current New York Stock Exchange (“NYSE”) rules, your broker will NOT be able to vote your shares with respect to the election of directors (Proposal No. 1) or the say on pay vote (Proposal No. 3) if you have not provided instructions to your broker. In the absence of voting instructions, broker non-votes will not be counted as entitled to vote on Proposals No. 1 or 3 and will not affect the outcome of these matters, assuming a quorum is obtained. We strongly encourage you to provide instructions to your broker to vote your ordinary shares and exercise your right as a shareholder. Abstentions are treated as shares that are entitled to vote and will have the same effect as a vote “AGAINST” a proposal.
Vote Required
Proposal No. 1 (Election of Directors): Under applicable British Virgin Islands law and our Amended and Restated Memorandum and Articles of Association (our “Memorandum”), directors are elected by the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the Annual Meeting and are voted and not abstained, if a quorum is present. Our Memorandum does not provide for cumulative voting. Under our Corporate Governance Guidelines, a director nominee, running uncontested, who receives more “AGAINST” than “FOR” votes is required to tender his or her resignation for consideration by the Governance, Nominating and Corporate Social Responsibility Committee. See “Corporate Governance—Director Nomination Process and Elections; Board Diversity.”
Proposal No. 2 (Auditor Ratification): The ratification of the appointment of Ernst & Young LLP, our proposed independent registered public accounting firm for the fiscal year ending April 2, 2022 (“Fiscal 2022”), requires the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the Annual Meeting and are voted and not abstained, if a quorum is present.

2 | 2021 Proxy Statement

Proposal No. 3 (Say on Pay): Our Board of Directors is seeking a non-binding advisory vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this proxy statement. Under our Memorandum, the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the Annual Meeting and are voted and not abstained is required to approve this resolution, if a quorum is present. The vote is non-binding and advisory in nature, but our Compensation and Talent Committee and our Board will take into account the outcome of the vote when considering future executive compensation arrangements, to the extent they can determine the cause or causes of any significant negative voting results.
Voting Process and Revocation of Proxies
If you are a shareholder of record, you may cast your vote in any of the following ways:

Internet	QR Code	Telephone	Mail	In Person
Go to www.proxyvote.com. You will need the 16-digit control number included in your proxy card or Notice.	Scan the QR code included on your proxy card or Notice. You will need the 16-digit control number.	Call (800) 690-6903 and provide your 16-digit control number.	Mark, date, sign and return the proxy card to the address provided in the proxy materials.	See “Attendance at the Annual Meeting.”

Internet and telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on July 27, 2021. Submitting your proxy by any of these methods will not affect your ability to attend the Annual Meeting and vote at the Annual Meeting.
If your ordinary shares are held in “street name,” meaning you are a beneficial owner with your shares held through a bank or brokerage firm, you will receive voting instructions from your bank or brokerage firm. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting will also be offered to shareholders owning shares through certain banks and brokers.
The Company will retain an independent tabulator to receive and tabulate the proxies.
If you submit proxy voting instructions and direct how your shares will be voted, the individuals named as proxies will vote your shares in the manner you indicate. If you submit proxy voting instructions but do not direct how your shares will be voted, the individuals named as proxies will vote your shares:
“FOR” the election of the three Class I nominees for director (Proposal No. 1);
“FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 2, 2022 (Proposal No. 2); and
“FOR” the compensation of our named executive officers (Proposal No. 3).

3 | 2021 Proxy Statement

It is not expected that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the individuals named as proxies will vote in accordance with their discretion with respect to such matters.
A shareholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•attending the Annual Meeting and voting at the Annual Meeting;
•voting by Internet or telephone (only the last vote cast by each shareholder of record will be counted), provided that the shareholder does so before 11:59 p.m. Eastern Time on July 27, 2021;
•delivering a written notice, at the address given below, bearing a date later than that indicated on the proxy card or the date you voted by Internet or telephone, but prior to the date of the Annual Meeting, stating that the proxy is revoked; or
•signing and delivering a subsequently dated proxy card prior to the vote at the Annual Meeting.
You should send any written notice or new proxy card to Capri Holdings Limited, Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you are a shareholder of record you may request a new proxy card by calling the Company at its principal executive office in London at (44) 207 632 8600.

Any shareholder owning shares in street name may change or revoke previously given voting instructions by contacting the bank or brokerage firm holding the ordinary shares or by obtaining a legal proxy from such bank or brokerage firm and voting at the Annual Meeting. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.
Attendance at the Annual Meeting
We intend to hold the Annual Meeting in person. Only shareholders or their legal proxy holders are invited to attend the Annual Meeting. To be admitted to the Annual Meeting, you will need a form of photo identification (such as a driver’s license or passport), and if you hold your ordinary shares in street name you must also bring valid proof of ownership of your ordinary shares or a valid legal proxy. If you are a shareholder of record, you will be admitted to the Annual Meeting only if we are able to verify your shareholder status by checking your name against the list of registered shareholders on the Record Date. If you hold your ordinary shares in street name through a bank or brokerage firm, a brokerage statement or a letter from a bank or broker reflecting your ownership as of the Record Date is sufficient proof of ownership to be admitted to the Annual Meeting.
No cameras, recording equipment, electronic devices or large bags, briefcases or packages will be permitted in the Annual Meeting. Attendees may be asked to pass through security prior to entering the Annual Meeting.
The Company encourages members of its Board of Directors to attend the Annual Meeting. Representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm, may also attend the Annual Meeting along with certain members of management of the Company and outside counsel.

4 | 2021 Proxy Statement

We are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials and federal, state and local governments may issue in light of COVID-19. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described above) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). If we take this step, we will announce the decision to do so in advance by issuing a press release and filing such press release as definitive additional soliciting material with the SEC.
Electronic Delivery of Proxy Materials and Annual Report
The Notice, proxy statement and the 2021 Annual Report are available at www.proxyvote.com. In the future, instead of receiving copies of the Notice of Internet Availability of Proxy Materials, proxy statement and the annual report in the mail, shareholders may elect to view the proxy materials for the annual meeting on the Internet or to receive proxy materials for the annual meeting by e-mail. The Notice will provide you with instructions regarding how to view our proxy materials over the Internet and how to instruct us to send future proxy materials to you by e-mail. Receiving your proxy materials online permits the Company to conserve natural resources and saves the Company the cost of producing and mailing documents to your home or business, while giving you an automatic link to the proxy voting site.
If you are a shareholder of record with ordinary shares registered in your own name, you may enroll in electronic delivery service by contacting American Stock Transfer & Trust Company, our transfer agent, at (800) 937-5449, or by following the instructions on their website at www.astfinancial.com. If you hold your shares in street name through a bank or brokerage firm, check the information provided to you by your bank or broker or contact your bank or broker for information on electronic delivery service.

Householding
The SEC permits companies to send a single Notice, and for those shareholders that elect to receive a paper copy of proxy materials in the mail, one copy of this proxy statement, together with our 2021 Annual Report, to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. This “householding” process reduces the volume of duplicate information and reduces printing and mailing expenses. If you are a shareholder of record with ordinary shares registered in your own name and you are interested in consenting to the delivery of a single notice or proxy statement and annual report to your household, you may do so by contacting American Stock Transfer & Trust Company, our transfer agent, at (800) 937-5449, or by following the instructions on their website at www.astfinancial.com. If your household has multiple accounts holding our ordinary shares in street name, you may have already received a householding notification from your broker. Please contact your broker directly if you hold your shares in street name and have any questions concerning the householding process or require additional copies of the Notice, the 2021 Annual Report or this proxy statement. The broker will arrange for delivery of a single set of materials (if requested) or a separate copy of the Notice, and, if so requested, a separate copy of these proxy materials promptly upon your written or verbal request. You may decide at any time to revoke your decision to receive a single copy of the proxy materials for your household, and thereby receive multiple copies of the proxy materials by contacting our transfer agent, if you are a record holder, or your broker, if you hold your ordinary shares in street name.

5 | 2021 Proxy Statement

Solicitation of Proxies
We will pay the cost of soliciting proxies for the Annual Meeting. We will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of our ordinary shares. Solicitation may be undertaken by written or electronic mail, telephone, personal contact, facsimile or other similar means by our directors, officers and employees without additional compensation.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Board Composition
Our Board of Directors consists of nine members. Our Memorandum provides that our Board of Directors must be composed of between one and twelve members. The number of directors is determined from time to time by a resolution of the directors. In May 2021, Mr. M. William Benedetto expressed his intention to retire from the Board at the conclusion of his current term and, accordingly, his term will end at the conclusion of the Annual Meeting. The Board determined that, effective at the conclusion of the Annual Meeting, the size of the Board will be decreased from nine to eight directors.
John D. Idol, our Chief Executive Officer, serves as the Chairman of our Board of Directors. He has primary responsibility for providing leadership and guidance to our Board and for managing the affairs of our Board.
Our Board of Directors is divided into three classes. Pursuant to our Memorandum, our directors are appointed at the annual meeting of shareholders for a period of three years, with each director serving until the third annual meeting of shareholders following his or her election. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of shareholders in the year of such expiration. Any additional directorships resulting from an increase in the number of directors or a vacancy will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.
Mr. Benedetto has expressed his intention to not stand for re-election to the Board at the Annual Meeting. Mr. Benedetto’s retirement comes after 9 and 1/2 years of distinguished service as a director, having previously served as the Chair of our Audit Committee and as our Lead Director for the last five years. We wish to express our sincere gratitude to Mr. Benedetto for his many years of outstanding service to the Company.
Marilyn Crouther, Stephen F. Reitman and Jean Tomlin are Class I directors and their term will expire on the date of the upcoming Annual Meeting. Accordingly, we are nominating Ms. Crouther, Mr. Reitman and Ms. Tomlin for re-election at the Annual Meeting. If elected, each of them will serve as a Class I director until our annual meeting of shareholders in 2024 and until the election and qualification of their respective successors in office.

6 | 2021 Proxy Statement

The following table lists each of our directors as of the date of this proxy statement. All of our directors are independent except Mr. Idol.

Name	Age	Director Tenure (Years)*	Principal Occupation	Other Public Company Boards	Class	Term Expiring	Committee Membership
John D. Idol	62	9.5	Chairman and Chief Executive Officer of Capri Holdings Limited	0	III	2023	None
M. William Benedetto	80	9.5	Co-founder and retired chairman emeritus of The Benedetto Gartland Group	0	I	2021 (retiring)	Audit; Compensation and Talent
Marilyn Crouther	55	< 1	CEO & Principal of Crouther Consulting, LLC	1	I	2021 (nominated for re-election)	Audit; Compensation and Talent
Robin Freestone	62	4.5	Retired chief financial officer	3	III	2023	Audit (Chair); Compensation and Talent
Judy Gibbons	64	8.5	Retired technology executive	0	II	2022	Audit; Governance, Nominating and Corporate Social Responsibility (Chair)
Ann Korologos	79	8	Former U.S. Secretary of Labor; Chairman Emeritus of The Aspen Institute	0	III	2023	Compensation and Talent; Governance, Nominating and Corporate Social Responsibility
Stephen F. Reitman	73	9.5	President and Chief Executive Officer of Reitmans (Canada) Limited	0	I	2021 (nominated for re-election)	Audit; Governance, Nominating and Corporate Social Responsibility
Jane Thompson	49	6.0	Co-founder and director of The Fusion Labs	0	II	2022	Audit; Compensation and Talent
Jean Tomlin	66	8	Retired human resources executive	0	I	2021 (nominated for re-election)	Compensation and Talent (Chair); Governance, Nominating and Corporate Social Responsibility
_______________________________
*Commencing with our initial public offering (the “IPO”) in December 2011.

Director Diversity

We are proud of the diverse backgrounds that characterize our Board of Directors, including that more than half of our directors are women, and one-quarter of our directors are persons of color. We believe that our diversity provides significant benefits to us.

7 | 2021 Proxy Statement

GENDER	ETHNICITY	GENERATION

_______________________________
NOTE: Data excludes M. William Benedetto who is retiring at the Annual Meeting.

Director Skills

Our Board represents a broad and diverse set of skills, qualifications and experiences that we believe are particularly valuable to the effective oversight of our Company and the execution of our strategy. The below matrix highlights the depth and breadth of skills on our Board (excluding Mr. Benedetto who is retiring).

8 | 2021 Proxy Statement

Retiring Director

M. William Benedetto
Lead Director

Qualifications: Strong financial background; significant experience as an executive in the financial services industry; and prior public company board experience (including as audit committee and compensation committee chairman)
Experience: Mr. Benedetto joined our Board in December 2011. He is a co-founder and retired chairman emeritus of The Benedetto Gartland Group, a boutique investment bank founded in 1988 that specializes in raising equity capital for private equity firms and providing other investment banking services. From 1983 to 1988, Mr. Benedetto served as executive vice president, director and manager of Dean Witter Reynolds, Inc.’s Investment Banking Division. From 1980 to 1983, Mr. Benedetto served as head of corporate finance for Warburg Paribas Becker, and previously Mr. Benedetto served as an executive in the financial services industry since 1978. Mr. Benedetto was lead director of Donna Karan International from 1996 to 2001 and chaired its audit and compensation committees. Mr. Benedetto was a member of the board of directors of Georgetown University, as well as the chairman of its board of regents, until June 30, 2010, and was a director of FidelisCare, a non-for-profit healthcare insurance company, until 2018.
Class I Director Nominees for Election at the 2021 Annual Meeting

Marilyn Crouther

Qualifications: More than 30 years experience delivering transformational technology and IT modernization services and strong background in finance and accounting

Experience: Ms. Crouther joined our Board in June 2021. She is currently the CEO and Principal of Crouther Consulting, LLC, a firm that provides consulting services to IT companies. Most recently, Ms. Crouther was senior vice president, general manager at DXC Technology Company. Before that, she was senior vice president and general manager for Hewlett Packard Enterprise, having joined Hewlett Packard in 1989. While at Hewlett Packard, Marilyn served in various senior management positions, including vice president of finance for the U.S. public sector business and industry controller for its government industry group. Currently, Ms. Crouther also serves as a director of ICF, a NASDAQ-listed global consulting and digital services provider.

Stephen F. Reitman

Qualifications: Extensive experience as an executive in the retail industry with in-depth industry knowledge and strong retail operations background

Experience: Mr. Reitman joined our Board in December 2011. He has served on the board of directors and as an officer of Reitmans (Canada) Limited (“Reitmans”), a specialty ladies’ wear retailer based in Canada, since 1984. He is currently the President and Chief Executive Officer of Reitmans, having previously served as President and Chief Operating Officer.

9 | 2021 Proxy Statement

Jean Tomlin

Qualifications: Extensive management experience in human resources and unique insight into human resources matters
Experience: Ms. Tomlin joined our Board in March 2013. She served as Director of Human Resources of the London Organising Committee of the Olympic and Paralympic Games from 2006 through the end of March 2013. Previously, she was the Director of Human Resources of Marks & Spencer plc, a major British retailer. Ms. Tomlin also spent 15 years at Prudential plc and nine years at Ford Motor Company in the UK in various human resources management positions. Currently, Ms. Tomlin also serves as a director of Holdingham Group Limited, a privately owned management consultancy business, and she previously served as a director of J. Sainsbury plc, the UK’s third-largest food retailer and grocery store operator.
Vote Required and Board Recommendation
If a quorum is present, directors are elected by the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the Annual Meeting and are voted and not abstained. Ordinary shares that constitute broker non-votes are not considered entitled to vote on Proposal No. 1 and will not affect the outcome of this matter, assuming a quorum is present. Abstentions will have the same effect as a vote “AGAINST” this proposal.
Our Board of Directors has no reason to believe that any of the nominees listed above would be unable to serve as a director of the Company. If, however, any nominee were to become unable to serve as a director, the proxy holders will have discretionary authority to vote for a substitute nominee.

Our Board of Directors unanimously recommends a vote “FOR” the election of the three Class I director nominees named above. Unless contrary voting instructions are provided, the persons named as proxies will vote “FOR” the election of Marilyn Crouther, Stephen F. Reitman and Jean Tomlin to hold office as directors until the 2024 annual meeting of shareholders and until the election and qualification of their respective successors in office.
Continuing Directors
Class II Directors for Election at the 2022 Annual Meeting
Judy Gibbons

Qualifications: Over 25 years of experience as a business leader in technology sector with strong strategic and operational knowledge of digital media, e-commerce and technology
Experience: Ms. Gibbons joined our Board in November 2012. She was employed by Accel Partners in Europe as a venture partner and board member, focusing primarily on early stage equity investments across mobile applications, digital advertising, e-commerce and social media from 2005 until 2010. Prior to joining Accel Partners, Ms. Gibbons was Corporate Vice President at Microsoft where she spent ten years in international leadership roles in the company’s Internet division. Previously, she has held senior positions at Apple Inc. and Hewlett Packard. Ms. Gibbons currently serves as Chairman of Which? Limited. She previously served as a director of Guardian Media Group plc and Hammerson plc.

10 | 2021 Proxy Statement

Jane Thompson

Qualifications: Over 10 years of experience in e-commerce, digital marketing and technology with expertise in customer relationship management (CRM)

Experience: Ms. Thompson joined our Board in January 2015. She is currently Co-Founder and Director of The Fusion Labs, a UK-based digital marketing and e-commerce company, which operates a network of niche e-commerce sites. From 2007 to 2009, Ms. Thompson was Managing Director, International at IAC/InterActiveCorp, a leading interactive media and Internet company, and from 2003 to 2007, she held various senior roles at Match.com LLC, including as Senior Vice President and General Manager, North America. She also previously worked as a management consultant at Bain & Company in London. Ms. Thompson is an active investor in digital businesses as well as a director of Listcorp.com, Stitch.net and Lightsense Technologies Ltd. She holds a MBA from the Wharton School of the University of Pennsylvania.
Class III Directors for Election at the 2023 Annual Meeting

John D. Idol
Chairman

Qualifications: CEO for over 15 years with intimate knowledge of our business operations and strategy; more than 30 years of experience in the retail industry with extensive knowledge of sales and marketing, product development, operations, finance and strategy; and prior public company board and CEO experience
Experience: Mr. Idol has been our Chief Executive Officer and a director since December 2003. In September 2011, he was appointed Chairman of the Board. Previously, from July 2001 until July 2003, Mr. Idol served as Chairman and Chief Executive Officer and a director of Kasper ASL, Ltd., whose lines included the Anne Klein brand. Prior to that, from July 1997 until July 2001, Mr. Idol served as Chief Executive Officer and a director of Donna Karan International Inc. Mr. Idol also served as Ralph Lauren’s Group President and Chief Operating Officer of Product Licensing, Home Collection and Men’s Collection from 1994 until 1997.
Robin Freestone

Qualifications: Esteemed FTSE 100 executive with significant experience across a broad array of international businesses, including as chief financial officer
Experience: Mr. Freestone joined our Board in November 2016. He was Chief Financial Officer of Pearson Plc, from 2006 through August 2015, having previously served as Deputy Chief Financial Officer since 2004. Prior to that, he held a number of senior financial positions at Amersham plc from 2000 to 2004, Henkel Chemicals UK Ltd from 1995 to 2000 and ICI/Zeneca Agrochemicals Ltd (now Syngenta) from 1985 to 1995. He began his financial and accounting career at Touche Ross (now Deloitte). Mr. Freestone also serves as a non-executive director of Smith and Nephew plc and Aston Martin Lagonda, and as Chairman of the Board of moneysupermarket.com.

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Ann Korologos

Qualifications: Significant knowledge and experience in the areas of international markets, marketing, regulatory and government affairs, policy making and corporate governance; and seasoned public company board member
Experience: Ms. Korologos joined our Board in March 2013. She is a former U.S. Secretary of Labor. She is Chairman Emeritus of The Aspen Institute, a nonprofit organization, and previously served as the Chairman of the Board of Trustees of the RAND Corporation from April 2004 to April 2009. Ms. Korologos has significant public company board experience. She previously served on the boards of AMR Corporation (and its subsidiary, American Airlines), Kellogg Company, Harman International Industries, Inc. Vulcan Materials Company, and Host Hotels & Resorts, Inc. among others.

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CORPORATE GOVERNANCE
Corporate Governance Highlights
We are committed to strong corporate governance practices as demonstrated by the following policies and practices:

Independence	Accountability	Alignment with Shareholders	Board Practices	Corporate Social Responsibility
All non-employee directors are independent	Majority voting in uncontested elections	Executive compensation program emphasizes pay for performance	Strong lead independent director	Global strategy to achieve significant, measurable goals across a range of important environmental and social sustainability issues

Independent directors meet regularly in executive session	Advisory vote on compensation held annually	Robust share ownership guidelines for executive officers and directors	Comprehensive governance framework including Corporate Governance Guidelines and Code of Business Conduct and Ethics	Commitment to fostering an inclusive environment where employees and customers of diverse backgrounds are respected, valued and celebrated

Fully independent Board committees	Incentive compensation for executives subject to our Clawback Policy	Shareholder engagement	Board oversight of risk management	Through our Code of Conduct for Business Partners and Factory Social Compliance Program, we partner with our suppliers on important human rights, health and safety, environmental and compliance issues

		No hedging our stock	Annual board and committee evaluations

Succession planning for Board, CEO and other members of senior management
Corporate Social Responsibility
As a global fashion luxury group, we recognize the impact that our operations can have on the environment and the social well-being of others. We have developed a corporate social responsibility (CSR) strategy in order to drive positive change within our organization and our world. Our corporate social responsibility strategy builds upon the initiatives that each of our brands has already been working on. Our April 2020 CSR Report outlines our global strategy to achieve significant, measurable goals across a range of important environmental and social sustainability issues, including material sourcing, greenhouse gas emissions, water use, waste reduction, diversity and inclusion and philanthropic giving.
Our CSR strategy is divided into three areas:
•Our World – focused on actions across our operations and supply chain, meant to significantly reduce our environmental impact.
•Our Community – fostering a supportive, healthy, diverse and inclusive workplace for all of our employees.
•Our Philanthropy – connecting the talents, energy and success of each of our brands to those in need around the world.

A copy of our CSR Report is available on our website at www.capriholdings.com/csr.

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Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines, which are available on our website at www.capriholdings.com and in print to any shareholder who requests a copy from our Corporate Secretary. The Corporate Governance Guidelines set forth our corporate governance principles. These guidelines reflect the governance rules of NYSE listed companies, and address, among other governance matters, Board composition and responsibilities, committees, director compensation, Board and committee self-appraisals, CEO compensation and executive succession planning.
Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics, which is applicable to all of our directors, executive officers and employees, including our CEO and CFO. A copy of our Code of Business Conduct and Ethics is available on our website at www.capriholdings.com and in print to any shareholder who requests a copy from our Corporate Secretary. Our Code of Business Conduct and Ethics reflects our commitment to a culture of honesty, integrity and accountability and outlines the basic principles and policies with which all of our directors, executive officers and employees are expected to comply. We proactively promote ethical behavior and encourage our directors, executive officers and employees to report violations of the Code of Business Conduct and Ethics, unethical behavior or other concerns either directly to a supervisor, the Human Resources Department or the Legal Department or through an anonymous toll-free telephone hotline.
We also expect all of our employees (including our executive officers) and our directors to promptly report any potential relationships, actions or transactions, including those involving immediate family members, that reasonably could be expected to give rise to a conflict of interest to our General Counsel, Chief People Officer and Head of Internal Audit, in the case of potential conflicts involving an executive officer or director, or to the employee’s supervisor or a representative of our Human Resources Department, in the case of potential conflicts involving any other employee. If we amend or waive the Code of Business Conduct and Ethics with respect to any of our directors or our CEO or CFO, we will promptly disclose such amendment or waiver as required by applicable law and the NYSE, and we will post such amendment or waiver on our website referenced above.
Independence of Board
A majority of our directors and each member of our Audit Committee, Compensation and Talent Committee and Governance, Nominating and Corporate Social Responsibility Committee are required to be “independent” within the meaning of the NYSE listing standards and the guidelines for director independence set forth in our Corporate Governance Guidelines. The Governance, Nominating and Corporate Social Responsibility Committee reviews the independence of all members of the Board for purposes of determining which Board members are deemed independent and which are not. The Governance, Nominating and Corporate Social Responsibility Committee and our Board of Directors affirmatively determined that M. William Benedetto, Marilyn Crouther, Robin Freestone, Judy Gibbons, Ann Korologos, Stephen F. Reitman, Jane Thompson and Jean Tomlin are each independent.

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Committees of the Board and Meeting Attendance
Our Board of Directors has three standing committees: an Audit Committee, a Compensation and Talent Committee and a Governance, Nominating and Corporate Social Committee. Directors are expected to attend Board meetings and meetings of the committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Directors are also expected to review meeting materials prior to Board and committee meetings. Each director’s attendance at, and preparation for, Board and committee meetings is considered by the full Board (including the Chairman) when recommending director nominees. All of our non-employee directors are invited to attend all committee meetings.
The following table sets forth the current members of each committee and the number of meetings held by the Board and each standing committee:

	Audit Committee	Compensation and Talent Committee	Governance, Nominating and Corporate Social Responsibility Committee
M. William Benedetto L(1)(2)
Marilyn Crouther (3)
Robin Freestone (2)
Judy Gibbons
Ann Korologos
Stephen F. Reitman
Jane Thompson
Jean Tomlin
Number of Board Meetings in Fiscal 2021: 17
Number of Committee Meetings in Fiscal 2021:	4	4	4
_______________________________
Chairperson Member Financial Expert Lead Director L
(1)     Retiring at the Annual Meeting.
(2)    Effective immediately following the Annual Meeting, Robin Freestone will be appointed Lead Director.
(3)     Appointed effective June 1, 2021.
During Fiscal 2021, the Board was extensively involved in COVID-19 pandemic risk management, which necessitated a number of special Board meetings focused on mitigating financial, operational, and human capital risk exposures associated with the global outbreak. Each of our directors who served on our Board during Fiscal 2021 attended at least 75% of the total number of meetings of our Board of Directors, and each attended at least 75% of the total number of meetings of each committee of our Board of Directors on which such director served in Fiscal 2021. The Board of Directors and its committees also act from time to time by written consent in lieu of meetings. Directors are encouraged (but not required) to attend our annual meeting of shareholders. John D. Idol, M. William Benedetto, Judy Gibbons, Ann Korologos, Stephen Reitman, Jane Thompson and Jean Tomlin attended our annual meeting of shareholders held in 2020.

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Audit Committee
The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the accounting and financial reporting processes of the Company and the related internal controls, including the integrity of the financial statements and other financial information of the Company; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; (iv) the audit of the Company’s financial statements; (v) the performance of the Company’s internal audit function and the independent auditor; and (vi) such other matters mandated by applicable law or NYSE rules.
In carrying out these responsibilities, the Audit Committee, among other things:

•Selects, determines compensation of, evaluates and, where appropriate, replaces the independent auditor;
•Approves all audit engagement fees and terms and all non-audit engagements with the independent auditor;
•Evaluates annually the performance of the independent auditor and the lead audit partner;
•Reviews annual audited and quarterly unaudited financial statements with management and the independent auditor;
•Reviews reports and recommendations of the independent auditor;
•Reviews the scope and plan of work to be done by the internal audit group and annually reviews the performance of the internal audit group and the appointment, replacement and compensation of the person responsible for the Company’s internal audit function;
•Reviews management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s related attestation;
•Oversees the Company’s risk assessment and risk management policies, procedures and practices;
•Establishes procedures for receiving and responding to complaints regarding accounting, internal accounting controls or auditing matters;
•Reviews and, if appropriate, approves related person transactions; and
•Evaluates its own performance annually and reports regularly to the Board.
A complete copy of the Audit Committee Charter is available on our website at www.capriholdings.com.
The Board of Directors has determined that each member of the Audit Committee satisfies the independence requirements of Rule 10A-3 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NYSE rules, and that each member of the Audit Committee is financially literate. Furthermore, the Board of Directors has determined that each of Mr. Benedetto, Ms. Crouther and Mr. Freestone is an “audit committee financial expert” under the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002.
Compensation and Talent Committee
The Compensation and Talent Committee has direct responsibility for the compensation of the Company’s executive officers, including the CEO, and for the Company’s incentive compensation and equity-based plans.
In carrying out these responsibilities, the Compensation and Talent Committee, among other things:

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•Reviews the Company’s compensation strategy to ensure it is appropriate;
•Reviews and approves the corporate goals and objectives of the Company’s CEO, evaluates the CEO’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determines and approves the CEO’s compensation level, perquisites and other benefits based on this evaluation;
•Recommends and sets appropriate compensation levels for the Company’s named executive officers;
•Evaluates the potential risks associated with the Company’s compensation policies and practices;
•Reviews, evaluates and makes recommendations to the Board with respect to incentive compensation plans, equity-based plans and director compensation, and is primarily responsible for setting performance targets under annual cash incentive and long-term equity incentive compensation plans, and certifying the achievement level of any such performance targets;
•Reviews our annual equity share usage rate and aggregate long-term equity incentive grant value on a regular basis to ensure that the dilutive and earnings impact of equity compensation remains appropriate, affordable and competitive;
•Reviews the Company’s programs relating to diversity and inclusion, leadership and talent development;
•Reviews the Company’s global HR strategy and strategic priorities;
•Retains (or terminates) consultants to assist in the evaluation of director and executive officer compensation;
•Reviews executive compensation-related regulatory developments and industry wide compensation practices and general market trends in order to ensure compliance with law and assess the adequacy and competitiveness of the Company’s compensation programs; and
•Evaluates its own performance annually and reports regularly to the Board.
A complete copy of the Compensation and Talent Committee Charter is available on our website at www.capriholdings.com.
Compensation Committee Interlocks and Insider Participation
No person who served as a member of our Compensation and Talent Committee during Fiscal 2021 has served as one of our executive officers or employees or has any relationship requiring disclosure under Item 404 of Regulation S-K of the U.S. Securities Act of 1933, as amended (the “Securities Act”).
None of our executive officers serves as a member of the board of directors or as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board or our Compensation and Talent Committee.

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Governance, Nominating and Corporate Social Responsibility Committee
The purpose of the Governance, Nominating and Corporate Social Responsibility Committee (the “Governance Committee”) is to perform, or assist the Board in performing, the duties of the Board relating to: (i) identification and nomination of directors; (ii) areas of corporate governance; (iii) succession planning for the CEO and other members of senior management; (iv) annual performance evaluations of the Board and the committees of the Board; (v) oversight of the Company’s corporate social responsibility program in order to ensure appropriate supervision of our goal-setting and public reporting process relating to corporate social responsibility and sustainability; and (v) the other duties and responsibilities set forth in its charter.

In carrying out these responsibilities, the Governance Committee, among other things:

•Reviews Board and committee composition and size;
•Identifies candidates qualified to serve as directors;
•Assists the Board in determining whether individual directors have material relationships with the Company that may interfere with their independence;
•Establishes procedures for the Governance Committee to exercise oversight of the evaluation of senior management;
•Reviews and discusses management succession and makes recommendations to the Board with respect to potential successors to the CEO and other key members of senior management;
•Reviews and assesses the adequacy of the Company’s Corporate Governance Guidelines;
•Reviews policies and practices of the Company and monitors compliance in the areas of corporate governance;
•Oversees the Company’s program relating to corporate social responsibility, including environmental, social and other matters of significance relating to sustainability; and
•Evaluates its own performance annually and reports regularly to the Board.
A complete copy of the Governance Committee Charter is available on our website at www.capriholdings.com.
Executive Sessions
Pursuant to our Corporate Governance Guidelines, the Board is required to meet at least quarterly in executive session without management directors or any members of management, whether or not they are directors, present. Our Lead Director presides over executive sessions of the Board of Directors.
Board Evaluations
The Board of Directors and each committee conducts annual evaluations of their performance to determine if the directors, the Board and the standing committees are performing effectively. The results of the Board and committee evaluations are reviewed and addressed by the Governance Committee and discussed with the full Board in an executive session without the presence of management. Relevant findings are communicated to management to improve the effectiveness of the Board and Board meetings.

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Director Nomination Process and Elections; Board Diversity
The Governance Committee is responsible for, among other things, identifying individuals qualified to become members of the Board in a manner consistent with the criteria approved by the Board. The Corporate Governance Guidelines set forth qualifications and criteria for our directors. The Board of Directors seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. We do not have a formal policy on diversity, but the Governance Committee and the Board will assess an individual’s independence, diversity, age, skills and experience in the context of the needs of the Board.
The Governance Committee will consider candidates recommended by our executive officers and directors, including our Chairman and CEO, employees and others. In addition, the Governance Committee may engage third-party search firms to identify qualified director candidates. When identifying and evaluating candidates, the Governance Committee determines whether there are any evolving needs of the Board that require an expert in a particular field. The Chair of the Governance Committee and some or all of the members of the Board of Directors (including the Chairman and CEO) will interview potential candidates that the Governance Committee deems appropriate. The Governance Committee will listen to feedback received from those directors that had the opportunity to meet with the potential candidate. If the Governance Committee deems appropriate, it will recommend the nomination of the candidate to the full Board for approval.
The Governance Committee will also consider candidates proposed by shareholders of the Company and all candidates will be evaluated in the same manner regardless of the source of such nomination so long as shareholder nominations are properly submitted to us. Shareholders wishing to recommend persons for consideration by the Governance Committee as nominees for election to the Board must do so in accordance with the procedures set forth under “Proposals of Shareholders for the 2022 Annual Meeting” and in compliance with our Memorandum.
In accordance with the Memorandum, directors must be elected by the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the meeting and are voted and not abstained. In the event an incumbent director fails to receive a simple majority of the votes in an uncontested election, such incumbent director is required to tender a resignation letter in accordance with the Company’s Corporate Governance Guidelines. The Governance Committee will then make a recommendation to the Board as to whether to accept or reject the resignation or whether such other action should be taken. The Board will act on the resignation, taking into account the Governance Committee’s recommendation, and publicly disclose its decision regarding the resignation within 90 days following certification of the election results.
The Governance Committee, in making its recommendation, may consider any factors and other information that it considers appropriate and relevant, including, without limitation, the stated reasons why shareholders voted “against” such director, the director’s length of service and qualifications, the director’s contributions to the Company, compliance with applicable NYSE rules and listing standards and the Corporate Governance Guidelines. The incumbent director will remain active and engage in Board activities while the Governance Committee and the Board decide whether to accept or reject such resignation or take other action, but the incumbent director will not participate in deliberations by the Governance Committee or the Board regarding whether to accept or reject the director’s resignation.

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Board Leadership Structure; Lead Independent Director
John D. Idol, our CEO, has been the Chairman of our Board of Directors since shortly before our IPO in December 2011. The Board believes that the Company can most effectively execute its business plans and strategy and drive value for shareholders if Mr. Idol, who has intimate knowledge of our business operations and strategy and extensive experience in the retail industry, serves the combined role of Chairman and CEO. A combined Chairman and CEO serves as a bridge between the Board and management, and provides our Board and Company with unified leadership. The Board believes that Mr. Idol’s unified leadership enables us to better communicate our vision and strategy clearly and consistently across our organization and to customers and shareholders.
We have a Lead Director in order to provide strong and independent leadership to the Board. Currently, M. William Benedetto serves as Lead Director. Upon Mr. Benedetto’s retirement, Robin Freestone will be appointed our Lead Director. The Lead Director:

•presides at meetings of the Board in the absence of, or upon the request of, the Chairman, including executive sessions of the non-management directors;
•serves as principal liaison to facilitate communications between the other directors and the Chairman, without inhibiting direct communications between the Chairman and the other directors;
•consults with the Chairman in the preparation of the annual Board meeting schedule and in determining the need for special meetings of the Board;
•suggests to the Chairman agenda items for meetings of the Board and approves the agenda as well as the substance and timeliness of information sent to the Board;
•calls meetings of the non-management directors when necessary and appropriate;
•leads the evaluation process and provides feedback to the CEO in consultation with the Chair of the Compensation and Talent Committee;
•serves as the liaison to shareholders who request direct communications with the Board;
•performs such other duties as the Board may from time to time delegate; and
•assists in optimizing the effectiveness of the Board and ensures that it operates independently of management.

In addition to the active and independent leadership that the Lead Director brings to the Board, the independent chairs of each of the Board’s standing committees provide leadership for matters under the jurisdiction of their respective committees.

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Risk Oversight
Management is responsible for understanding and managing the risks that we face in our business, and the Board of Directors is responsible for overseeing management’s overall approach to risk management. The Board has an active role, as a whole and also at the committee level, in overseeing management of our risks to ensure our risk management policies are consistent with our corporate strategy. The Board regularly reviews the Company’s major strategic, operational, financial, legal and regulatory and reputational risks as well as risks relating to cybersecurity and global information systems and environmental, social and sustainability matters along with potential options for mitigating these risks. The Board is informed of these risks through regular reports from our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, General Counsel and Chief Sustainability Officer, and other key members of senior management. The Company’s independent and internal auditors and other relevant third parties work with senior management (and in connection with their oversight responsibility, the Board and its committees) to ensure that enterprise-wide risk management is incorporated into the Company’s business and strategy. In connection with the recent COVID-19 pandemic, the Board, together with management, has overseen our efforts to mitigate the financial, human capital management and other business and operational risks related to the outbreak.
The Board has delegated to its committees responsibility for elements of the Company’s risk management program that relate specifically to matters within the scope of each such committee’s duties and responsibilities.
The Audit Committee is primarily responsible for oversight of:

•accounting, auditing, internal control and financial-related risks;
•the operation of our enterprise risk management program;
•information systems infrastructure and cybersecurity risk; and
•risk management, compliance and legal and regulatory matters.

The Compensation and Talent Committee is primarily responsible for oversight of:

•the various design elements of our compensation program to determine whether any of its aspects encourage excessive or inappropriate risk-taking; and
•the management of risks relating to our executive compensation plans and arrangements.

See “Compensation and Talent Committee Risk Assessment.”

The Governance Committee is primarily responsible for oversight of:

•risks associated with the independence of the Board;
•compliance by the Company with corporate governance policies and rules;
•succession planning for the CEO and other key members of senior management; and
•environmental, social and sustainability related risks.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about those risks. The Company believes that the Board and its committees provide appropriate risk oversight of the Company’s business activities and strategic initiatives.

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Shareholder Engagement

We regularly engage with shareholders to understand their perspectives on our company, our business and their concerns. We meet with and speak to shareholders during appearances by management at scheduled events, as well as in one-on-one meetings and through conference calls held throughout the year.
Communications with the Board and the Audit Committee
Shareholders and interested parties may contact any of the Company’s directors, including the Chairman, the non-management directors as a group, the Lead Director, the chair of any committee of the Board of Directors or any committee of the Board by writing them as follows:
Capri Holdings Limited
33 Kingsway
London, United Kingdom
WC2B 6UF
Attn: Corporate Secretary
Concerns relating to accounting, internal controls or auditing matters should be communicated to the Company through the Corporate Secretary and such matters will be handled in accordance with the procedures established by the Audit Committee. Any concerns may be reported anonymously.

Required Certifications
The Company has filed with the SEC, as an exhibit to its most recently filed Annual Report on Form 10-K, the certifications of its Chief Executive Officer and Chief Financial Officer required under the Sarbanes-Oxley Act of 2002. The Company has also timely submitted to the NYSE the Section 303A Annual CEO Certification for the fiscal year ended March 28, 2020 (“Fiscal 2020”), and such certification was submitted without any qualifications.
Executive Officers
The following table sets forth information regarding each of our executive officers as of the date of this proxy statement:

Name	Age	Position
John D. Idol(1)	62	Chairman and CEO
Thomas J. Edwards, Jr.	56	Executive Vice President, CFO and COO
Jenna A. Hendricks	40	Senior Vice President, Chief People Officer
Krista A. McDonough	41	Senior Vice President, General Counsel and Chief Sustainability Officer
Daniel T. Purefoy	51	Senior Vice President, Global Operations and Head of Diversity and Inclusion
__________________________________________
(1) Biographical information regarding Mr. Idol is set forth under “Proposal No. 1 Election of Directors—Continuing Directors—Class III Directors for Election at the 2023 Annual Meeting.”

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Thomas J. Edwards, Jr. is the Executive Vice President, Chief Financial Officer and Chief Operating Officer of Capri Holdings and has been with the Company since April 2017. Previously, Mr. Edwards served as Executive Vice President and Chief Financial Officer of Brinker International, Inc. Prior to that, he held numerous positions within finance at Wyndham Worldwide from 2007 to 2015, including having served as Executive Vice President and Chief Financial Officer of the Wyndham Hotel Group from March 2013 to March 2015. Mr. Edwards has also held a number of financial and operational leadership positions in the consumer goods industry, including as Vice President, Consumer Innovation and Marketing Services at Kraft Foods and Vice President, Finance at Nabisco Food Service Company.
Jenna A. Hendricks is the Senior Vice President, Chief People Officer of Capri Holdings. She assumed this role in June 2021 having previously served as Senior Vice President, Global Human Resources for Michael Kors. She has been with the Company since 2004 in various human resources roles of increasing responsibility.
Krista A. McDonough is the Senior Vice President, General Counsel and Chief Sustainability Officer of Capri Holdings. She assumed the role of General Counsel in October 2016 and was subsequently appointed Chief Sustainability Officer. She has been with the Company since August 2011 in various legal roles, including, previously, as Deputy General Counsel. Prior to joining Capri Holdings, Ms. McDonough was an attorney in the corporate department of Paul, Weiss, Rifkind, Wharton and Garrison LLP, where she specialized in capital markets and securities law, from 2005 to 2011.

Daniel T. Purefoy has been the Senior Vice President, Global Operations since March 30, 2020 and is also the Head of Diversity and Inclusion. He has been with the Company since October 2014 in roles of increasing responsibility in the areas of operations, supply chain, strategy, engineering and procurement, most recently serving as Division Vice President, Global Operations Services. Previously, Mr. Purefoy held senior roles at The Home Depot from 2008 to 2014 and Dell from 2005 to 2008. He worked as a management consultant for Kurt Salmon Associates from 1996 to 2005. He was also a Captain in the United States Army.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our ordinary shares as of June 1, 2021 by:
•each person known to us to beneficially own more than five percent of our outstanding ordinary shares based solely on our review of SEC filings;
•each of our named executive officers;
•each of our directors; and
•all directors and executive officers as a group.

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Beneficial ownership is based upon 151,329,069 ordinary shares outstanding as of June 1, 2021, unless otherwise indicated in the footnotes to the table. In addition, ordinary shares issuable upon exercise of share options or other derivative securities that are exercisable as of June 1, 2021 or will become exercisable within 60 days of June 1, 2021 are deemed outstanding for purposes of computing the percentage of the person holding such options or other derivative securities, but are not deemed outstanding for purposes of computing the percentage owned by any other person. All of the ordinary shares listed in the table below are entitled to one vote per share and each of the persons described below has sole voting power and sole investment power with respect to the shares set forth opposite his, her or its name, except as otherwise noted. Unless otherwise indicated, the address of each executive officer named in the table below is c/o Capri Holdings Limited, 11 West 42nd Street, New York, New York 10036, and the address of each director named in the table below is 33 Kingsway, London, United Kingdom WC2B 6UF.

Beneficial Owner	Ordinary Shares Beneficially Owned	Percent of Ordinary Shares Beneficially Owned
5% or More Shareholder
FMR LLC(1)	22,595,741	14.9%
BlackRock, Inc.(2)	21,044,163	13.9%
The Vanguard Group(3)	15,077,583	10.0%
Named Executive Officers and Directors
John D. Idol(4)	3,677,998	2.4%
Thomas J. Edwards, Jr.(5)	126,918	*
Krista A. McDonough(6)	60,107	*
Daniel T. Purefoy(7)	22,497	*
M. William Benedetto(8)	35,193	*
Marilyn Crouther	—	—
Robin Freestone(8)	18,099	*
Judy Gibbons(8)	33,003	*
Ann Korologos(8)	31,285	*
Stephen F. Reitman(8)	26,320	*
Jane Thompson(8)	23,130	*
Jean Tomlin(8)	24,126	*
All Executive Officers and Directors as a Group (13 persons)	4,105,248	2.7%
 _________________________________
* Represents beneficial ownership of less than one percent of the Company’s ordinary shares outstanding.
(1)    Based on Amendment No. 1 to the Schedule 13G filed with the SEC by FMR LLC (“FMR”) on February 8, 2021. The mailing address for FMR is 245 Summer Street, Boston, Massachusetts 02210. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR. FMR may be deemed to have sole voting power with respect to 2,766,861 ordinary shares and sole dispositive power with respect to 22,595,741 ordinary shares, and Ms. Johnson has sole dispositive power with respect to 22,595,741 ordinary shares.
(2)    Based on Amendment No. 2 to the Schedule 13G filed with the SEC by BlackRock, Inc. (“BlackRock”) on February 5, 2021. The mailing address for BlackRock is 55 East 52nd Street, New York, New York 10022. BlackRock may be deemed to have sole voting power with respect to 20,457,689 ordinary shares and sole dispositive power with respect to 21,044,163 ordinary shares.
(3)     Based on Amendment No. 8 to the Schedule 13G filed with the SEC by The Vanguard Group (“Vanguard”) on February 10, 2021. The mailing address for Vanguard is 100 Vanguard Blvd, Malvern, Pennsylvania 19355. Vanguard may be deemed to have shared voting power with respect to 97,333 ordinary shares, sole dispositive power with respect to 14,859,330 ordinary shares and shared dispositive power with respect to 218,253 ordinary shares.
(4) For Mr. Idol, this amount includes 257,360 options to purchase ordinary shares that are vested and exercisable or will become vested and exercisable within 60 days of June 1, 2021, and 156,374 RSUs and 55,983 PRSUs that will vest within 60 days of June 1, 2021. This amount also includes 54,600 ordinary shares held by the Idol Family Foundation and 2,299,400 ordinary shares held by certain grantor retained annuity trusts (“GRATs”) established by Mr. Idol (as grantor) for the benefit of his children. Mr. Idol is not the trustee of the GRATs. Mr. Idol may be deemed to have shared voting and dispositive power over the ordinary shares held by the Idol Family Foundation and by the GRATs, and therefore, may be deemed to have beneficial ownership over such ordinary shares.
(5)    For Mr. Edwards, this amount includes 9,188 options to purchase ordinary shares that are vested and exercisable or will become vested and exercisable within 60 days of June 1, 2021, and 39,005 RSUs and 11,196 PRSUs that will vest within 60 days of June 1, 2021.
(6) For Ms. McDonough, this amount includes 11,623 options to purchase ordinary shares that are vested and exercisable or will become vested and exercisable within 60 days of June 1, 2021, and 27,181 RSUs and 4,479 PRSUs that will vest within 60 days of June 1, 2021.
(7)     For Mr. Purefoy, this amount includes 5,208 options to purchase ordinary shares that are vested and exercisable or will become vested and exercisable within 60 days of June 1, 2021, and 2,841 RSUS that will vest within 60 days of June 1, 2021.

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(8) Includes 10,707 ordinary shares that may be acquired within 60 days of June 1, 2021 upon vesting of RSUs.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our ordinary shares to file initial reports of ownership and reports of changes in ownership of our ordinary shares with the SEC. To our knowledge, based solely on our review of the copies of the Section 16(a) reports furnished to us during and with respect to Fiscal 2021 and representations from certain reporting persons, we believe that all reportable transactions during such fiscal year were reported on a timely basis.

Securities Trading Policy and Hedging
Our executive officers, directors and certain other employees and related parties are prohibited from trading in Company shares during certain prescribed blackout periods that typically begin two weeks prior to the end of each fiscal quarter and end two days after the public release of our quarterly earnings announcement. We also prohibit all of our employees and directors from engaging in buying shares of the Company on margin, short sales, buying or selling puts, calls, options or other derivatives or engaging in hedging transactions in respect of securities of the Company.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Shareholders Agreement
On July 11, 2011, we entered into a Shareholders Agreement (the “Shareholders Agreement”) with certain of our pre-IPO shareholders, including John D. Idol. The Shareholders Agreement contains certain registration rights described below which have remained operative since our IPO.
If we propose to register any of our shares under the Securities Act either for our own account or for the account of others, we must give prompt notice to Mr. Idol of our intent to do so and the number and class of shares to be registered, and he will have piggyback registration rights and will be entitled to include any part of his registrable securities in such registration, subject to certain exceptions.
In addition, if we are eligible to use a shelf registration statement on Form S-3 or Form F-3 in connection with a secondary public offering of our ordinary shares, then, if Mr. Idol, either individually or together as a group with certain other pre-IPO shareholders, holds at least 4% of the ordinary shares that were outstanding as of the date of the Shareholders Agreement, he will be entitled to unlimited demand registrations, subject to certain limitations including, among others, that he must propose to sell registrable securities at an aggregate price to the public (net of any underwriters’ discounts or commissions) of at least $20,000,000. Following the filing of a shelf registration statement on Form S-3 or F-3, the holders of a majority of the registrable securities included therein may initiate a shelf take-down offering, and we must use our reasonable best efforts to effect an amendment or supplement to such shelf registration statement for such offering.

The registration rights described above are subject to customary limitations and exceptions, including our right to withdraw or defer a registration in certain circumstances and certain cutbacks by the underwriters if marketing factors require a limitation on the number of shares to be underwritten in a proposed offering.

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In connection with the potential registrations described above, we have agreed to indemnify Mr. Idol against certain liabilities. In addition, we will bear all fees, costs and expenses associated with such registrations, excluding underwriting discounts and commissions and similar brokers’ fees, transfer taxes and certain costs of more than one counsel for all of the selling shareholders in an offering.
Other Relationships
We entered into an Aircraft Time Sharing Agreement with John D. Idol on December 12, 2014 relating to such executive’s personal use of the Company-owned aircraft. Pursuant to the Aircraft Time Sharing Agreement, Mr. Idol is permitted to use the Company aircraft with flight crew for personal purposes at no charge to the executive, except that the executive is required to reimburse the Company for the operating expenses of such flights chargeable pursuant to Federal Aviation Regulations. In Fiscal 2021, amounts reimbursed by Mr. Idol to the Company for personal use of the aircraft were $311,378. See “Executive Compensation—Summary Compensation Table—All Other Compensation” for the aggregate incremental costs to the Company of Mr. Idol’s personal aircraft use.

Related Person Transactions Policies and Procedures
We have adopted a written Related Person Transactions Policy (the “Related Person Policy”), which sets forth our policy with respect to the review, approval and ratification of certain related party transactions by our Audit Committee. In accordance with the Related Person Policy, our Audit Committee has overall responsibility for the implementation of, and compliance with, the Related Person Policy.
For the purposes of the Related Person Policy, a “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and in which any related party (as defined in the Related Person Policy) had, has or will have a direct or indirect material interest. A “related party transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors or our Compensation and Talent Committee.
The Related Person Policy requires that notice of a proposed related party transaction be provided to our Legal Department prior to entering into such transaction. If our Legal Department determines that such transaction is a related party transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the Related Person Policy, our Audit Committee may approve only those related party transactions that are in, or are not inconsistent with, our best interests. In the event that we become aware of a related party transaction that has not been previously reviewed and approved or ratified under the Related Person Policy and that is ongoing or has been completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related party transaction.
The Related Person Policy also provides that our Audit Committee will review certain previously approved or ratified related party transactions that are ongoing to determine whether the related party transaction remains in our best interests and the best interests of our shareholders. Additionally, we also make periodic inquiries of executive officers and directors with respect to any potential related party transaction of which they may be a party or of which they may be aware (including through annual director and officer questionnaires).

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AUDIT COMMITTEE REPORT
The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the accounting and financial reporting processes of the Company and the related internal controls. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. The Company’s independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with accounting principles generally accepted in the United States, performing reviews of the unaudited quarterly financial statements and auditing and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm.
During Fiscal 2021, the Audit Committee met and held discussions with management, the internal auditor and the independent registered public accounting firm and met independently as a committee. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements as of and for the fiscal year ended March 27, 2021 with management and the independent registered public accounting firm. These discussions included a review of the reasonableness of significant judgments, the quality, not just acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee. In addition, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the adequacy and effectiveness of the Company’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including the respective reports of management and the independent registered public accounting firm on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee discussed with the independent registered public accounting firm all matters required to be discussed by the standards established by the Public Company Accounting Oversight Board (United States) as well as the firm’s independence. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group and independent registered public accounting firm.

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In reliance on the reviews and discussions referred to above, and the receipt of the unqualified opinions from Ernst & Young LLP dated May 26, 2021, with respect to the consolidated financial statements of the Company as of and for the fiscal year ended March 27, 2021, and with respect to the effectiveness of the Company’s internal control over financial reporting, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 2021, for filing with the U.S. Securities and Exchange Commission.
AUDIT COMMITTEE

Robin Freestone (Chair)
M. William Benedetto
Marilyn Crouther (appointed effective June 1, 2021)
Judy Gibbons
Stephen F. Reitman
Jane Thompson

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the fiscal year ending April 2, 2022. EY has served as the Company's independent registered public accounting firm since fiscal 2014. A resolution will be presented to our shareholders at the Annual Meeting to ratify EY’s appointment.
Independent Auditor Fees
The fees related to services rendered by EY for Fiscal 2020 and Fiscal 2021 were as follows (in thousands):

	Fiscal 2020 ($)	Fiscal 2021 ($)
Audit Fees	6,271	5,937
Audit-Related Fees	225	—
Tax Fees	1,426	1,336
All Other Fees	—	—
Audit Fees
Audit fees for Fiscal 2020 and Fiscal 2021 consist of fees related to the integrated audit of the consolidated financial statements of the Company, including quarterly reviews and statutory audits of foreign subsidiaries, accounting consultations and other audit services as well as additional costs associated with COVID-19. For Fiscal 2020, audit fees included Versace’s Sarbanes-Oxley Section 404 implementation and statutory audits as well as fees associated with the implementation of the new lease accounting standard (ASC 842 — Leases).
Audit-Related Fees
Audit-related fees for Fiscal 2020 consist of fees related to due diligence in connection with the acquisition of a footwear factory in Italy. There were no audit-related fees for Fiscal 2021.

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Tax Fees
Tax fees for Fiscal 2020 and Fiscal 2021 consist of fees related to tax services in connection with international tax matters, tax supply chain and transfer pricing matters and routine tax advisory services.
All Other Fees
There were no other fees in Fiscal 2020 or Fiscal 2021.

Pre-Approval Policies and Procedures
It is the policy of the Audit Committee to pre-approve all services, audit and non-audit, to be provided to the Company by its independent registered public accounting firm. Under the policy, the Audit Committee is generally required to pre-approve the provision by the Company’s independent registered public accounting firm of specific audit, audit-related, tax and other non-audit services, subject to the fee limits established from time to time by the Audit Committee, as being consistent with auditor independence.
All services provided by EY as our independent registered public accounting firm for Fiscal 2020 and Fiscal 2021 were pre-approved by the Audit Committee.
Representatives of EY are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement and will be available to respond to appropriate shareholder questions.
Vote Required and Board Recommendation
Approval of this proposal requires the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the Annual Meeting and are voted and not abstained, as well as the presence of a quorum representing a majority of all of our outstanding ordinary shares, either in person or by proxy. Ordinary shares that constitute broker non-votes are counted as shares entitled to vote on Proposal No. 2. Abstentions will have the same effect as a vote “AGAINST” this proposal.
Our Board of Directors unanimously recommends a vote “FOR” the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 2, 2022.

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PROPOSAL NO. 3
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
Results of 2020 Shareholder Advisory Vote
On September 23, 2020, at the 2020 annual meeting of shareholders, our say on pay proposal passed with approximately 83.8% of the votes cast in favor of our executive compensation program.
Fiscal 2021 Say on Pay Proposal
We are submitting to our shareholders for approval a non-binding resolution to ratify named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement under “Compensation Discussion and Analysis” and “Executive Compensation.” This proposal gives our shareholders the opportunity to vote to approve, on a non-binding advisory basis, our executive pay program and policies through the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in the proxy statement for the 2021 Annual Meeting of Shareholders.”
Our compensation structure is centered on a pay for performance philosophy, and this pay for performance focus is designed to align the interests of our executives and our shareholders, motivate our executives to achieve our targeted financial and other performance objectives, reward them for their achievements when those objectives are met or exceeded, and to provide for reductions in compensation when results fall below target and no incentive compensation if results do not achieve a threshold level of performance. With these principles in mind, we structure our compensation program as a competitive total pay package, which we believe allows us to attract, retain and motivate executives with the skills and knowledge we require and promote the stability of our management team, which we view as vital to the success of our business. We believe our executive compensation programs are structured to best support our Company and our business objectives and that a vote in favor of the compensation of our named executive officers is warranted.
Vote Required and Board Recommendation
Approval of the above resolution requires the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the Annual Meeting and are voted and not abstained, as well as the presence of a quorum representing a majority of all of our outstanding ordinary shares, either in person or by proxy. The vote is advisory and non-binding in nature, but our Compensation and Talent Committee and our Board will take into account the outcome of the vote when considering future executive compensation arrangements, to the extent they can determine the cause or causes of any significant negative voting results. Ordinary shares that constitute broker non-votes are not considered entitled to vote on Proposal No. 3 and will not affect the outcome of this matter assuming a quorum is present. Abstentions will have the same effect as a vote “AGAINST” this proposal.
Our Board of Directors unanimously recommends a vote “FOR” approval of the advisory resolution on executive compensation.

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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion & Analysis provides our shareholders and other stakeholders information about our performance, and the compensation framework, decisions and governance for our Named Executive Officers (“NEOs”). For Fiscal 2021, our NEOs were:

Name	Position
John D. Idol	Chairman and Chief Executive Officer
Thomas J. Edwards, Jr.	Executive Vice President, Chief Financial Officer and Chief Operating Officer
Krista A. McDonough	Senior Vice President, General Counsel and Chief Sustainability Officer
Daniel T. Purefoy	Senior Vice President, Global Operations and Head of Diversity and Inclusion

Table of Contents

Executive Summary	31
Business Highlights and the Impact of COVID-19 | Operation of our Executive Compensation Program | Looking Ahead
Compensation Design	36
Compensation Objectives | Compensation Policies and Practices | Compensation Framework
Fiscal 2021 Compensation	39
Base Salary | Incentive Compensation | Other Compensation
Compensation Governance	47
Role of the Compensation and Talent Committee | Role of Consultants and Advisors | Say-on-Pay | Considerations in Setting Executive Compensation | Compensation and Risk
Additional Information	51
Severance Protection and Change in Control | Tax and Accounting Considerations | Compensation and Talent Committee Report

Executive Summary

Business Highlights and the Impact of COVID-19

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Fiscal 2021 marked a year of significant challenge for the Company but was not without notable achievements. As we entered Fiscal 2021, the COVID-19 pandemic was expanding across the globe and having a tremendous impact on our business. In response to government orders and proactive decisions we made to protect the health and safety of our employees and consumers, and to do our part to help stop the spread within our communities, we temporarily closed almost all of our retail stores globally at various points during the course of the pandemic. As we began to reopen, we enhanced health and safety protocols at our retail stores, distribution centers and corporate offices, adhered to social distancing measures and provided contact-free shopping opportunities when safe to do so.

Reflecting our commitment to maintain our financial strength and preserve cash flows, we took a number of actions, including:

•Reducing compensation for our Board of Directors, executive officers and employees, including our CEO who voluntarily forfeited his salary except for the minimum required for benefits continuation and certain other perquisites;
•Decreasing the size of our global workforce by approximately 20%;
•Furloughing North America retail staff and applying for various European payroll subsidies to generate additional payroll savings;
•Diligently managing inventory purchases by reducing or canceling commitments, redeploying inventory and consolidating seasons;
•Extending payment terms and securing relief of certain payables;
•Reducing capital expenditures by approximately $160 million;
•Minimizing all non-essential operating expenses, including decreasing marketing spend, delaying or canceling select new store openings, reducing external third-party services and halting unnecessary systems implementations;
•Suspending our share repurchase program; and
•Amending our credit facility to obtain covenant relief and add a new $230 million 364-day facility to ensure adequate liquidity.

We believe these actions had positive impacts on our financial and operational performance for Fiscal 2021 particularly as our global retail sales trends improved significantly from the fourth quarter of Fiscal 2020 (when we first experienced the impact of COVID-19 on our business) through the end of our fiscal year.

Total Global Quarterly Retail Sales Trends

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By the end of our fourth fiscal quarter, we saw revenue and earnings improve sequentially and exceed our expectations demonstrating the strength of our brands as well as the dedication, resilience and agility of our management team. In the fourth quarter:

•Retail sales increased 13% globally, with growth across all three luxury houses
•E-commerce sales improved sequentially, increasing 80%;
•Adjusted gross margin expanded 280 basis points versus the prior year with growth across all three luxury houses; and
•Adjusted operating margin expanded 400 basis points, or 12.3% versus the prior year.

For Fiscal 2021, we delivered adjusted earnings per share of $0.41 and TSR for the year was 346% with increases in Q3 and Q4 underscoring the improvements in our underlying financial performance.

A reconciliation to GAAP amounts appear in Annex A of this Proxy Statement.

Similarly, the actions management took to mitigate the severe impacts of the COVID-19 pandemic helped ensure our financial strength and liquidity.

_________________
Notes: “Liquidity” refers to cash plus availability under our revolving credit facilities. “Net debt” refers to total debt less cash and cash equivalents.

Our leadership team met the challenge of COVID-19 with a steadfast resolve and remained intently focused on adapting our business to address the challenges that COVID-19 presented. We ended Fiscal 2021 well-positioned to deliver revenue and earnings growth and increase shareholder value.

Our executive compensation program emphasizes pay for performance and is designed to promote responsible pay and governance practices and align with the interests of our shareholders. The significant effect of the COVID-19 pandemic required us to re-evaluate our compensation priorities with a focus on supporting the business decisions and leadership required during this unprecedented time while preserving shareholder value. Notwithstanding this, our NEOs compensation package continued to consist of short-term and long-term incentive awards that are paid out only if we achieved specific financial and strategic targets, and equity awards that continued to be linked to increases in share value.

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Operation of our Executive Compensation Program

Given the highly uncertain and disruptive operating environment in the first quarter of Fiscal 2021, a number of actions were taken with respect to our executive compensation programs, ensuring that their design and operation aligned with our focus on managing costs, building a position of financial strength, and retaining critical leaders and talent that will enable us to emerge from the COVID-19 pandemic stronger.

Program	Actions Taken	Rationale
Base Salary
Voluntary election by CEO to forgo his salary except for certain minimum benefits and perquisites for duration of Fiscal 2021 (effective reduction of 98%) and base salary reduced to 90% of Fiscal 2020 levels for Fiscal 2022
•Align with focus on reducing costs
Other NEO salaries reduced by 20% from May 1,2020 to September 30, 2020, and reset at 90% of Fiscal 2020 levels with effect from October 1, 2020

Fiscal 2021 Annual Cash Incentive Program	Program suspended in the first half of Fiscal 2021, and executives were not able to earn a bonus for this period
•Align with focus on reducing costs and managing cash flows to position us for financial strength given headwinds presented by COVID-19
•Lack of visibility into future financial performance due to uncertainty surrounding pandemic making goal setting challenging

Second half program introduced with annual target opportunities reduced by 50% and maximum opportunity capped at target; level earned based on liquidity and individual performance in areas of strategic significance
•Align executives to drive liquidity to maintain financial strength
•Ability to set informed goals over a six-month period became more realistic than 12-month period
•Incentivize and have the ability to reward performance in areas of strategic importance
•Reduce payout opportunity to align with shortened performance period

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Program	Actions Taken	Rationale
June 2020 and June 2021 LTI Awards	Granted 100% in Restricted Share Units (RSUs), rather than 50% RSUs and 50% Performance-Based RSUs (PRSUs); RSUs vest over three years instead of four.
•Lack of visibility into future financial performance given unpredictability surrounding the pandemic making it difficult to set informed, multi-year performance targets
•Drive retention and engagement through a period of heightened uncertainty

	CEO’s June 2020 award value was 20% less than prior year	•Prior year financial performance fell below target warranting a smaller annual LTI grant

June 2019 PRSUs that concluded performance period at the end of Fiscal 2021	Results for the cumulative two-year measurement period were adjusted, in accordance with the permitted adjustments under the Incentive Plan. These adjustments included the unanticipated impact COVID-19 had on Q4 FY 20 and Q1 FY 21, which represents the initial period of global store closures mandated by governments. As a result, the Compensation and Talent Committee approved a vesting of 134% of the target number of shares originally subject to the award.
•Extraordinary operating environment due to COVID-19 was unprecedented, outside of management’s control, and not contemplated in the cumulative performance goals at the time they were set
•Maintains performance orientation by excluding the impact of non-controllable events
•Retains key executives as shares will not vest until June 2022
•Share ownership further aligns the interest of our executives with our shareholders

Details of the reductions for our Board members are summarized under “Directors Compensation.”

Looking Ahead

Looking forward, we remain optimistic about the outlook for Capri Holdings. While the overall COVID-19 situation appears to be improving, we have not recovered to pre-COVID-19 performance levels and our business and operating results may be negatively impacted if the virus worsens or mutates, if vaccination efforts are unsuccessful and/or if regions or countries take further actions to contain the virus (including additional extended lock-downs and travel restrictions), among other events largely outside of our control. We believe our executive compensation program responsibly reflects the uncertainty we still face. The base salary of our CEO will be at 90% of pre-COVID-19 levels for the duration of Fiscal 2022 and long-term equity awards will again be temporarily made in the form of RSUs that vest over three years. In Fiscal 2023, we anticipate being able to set sufficiently informed multi-year performance goals that are fair to both our shareholders and incentive plan participants, and that we will return to our prior

35 | 2021 Proxy Statement

equity mix of PRSUs and RSUs.

Compensation Design

Compensation Objectives

Capri Holdings is a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Our goal is to continue to extend the global reach of our brands while ensuring that they maintain their independence and exclusive DNA. For our shareholders, we expect this will translate into long-term earnings and revenue growth across our brands. We believe that to be successful we need to provide a diverse and inclusive environment and a culture that attracts, retains and motivates employees to operate at their highest level.

These objectives are reflected in our executive compensation program which is centered on a pay for performance philosophy designed to align the interests of our executives with those of our shareholders, motivate our executives to achieve targeted financial and other performance objectives, reward them for their achievements when those objectives are met or exceeded, and likewise, reduce compensation when results fall below expectations.

Aligns executives’ interests with shareholders	Balances a long- and short-term focus	Promotes collaborative behaviors	Rewards unique skills and value

Compensation is meaningfully tied to our financial performance and share price	Compensation combines annual and multi-year performance elements, incentivizing near-term actions that generate sustainable long-term value	Incentive metrics are uniform and assessed consistently for our NEOs, encouraging partnership and rewarding growth across the Company	Compensation levels reflect a balance of contextual market data with reference to individual factors including performance, career history, skills and contributions.

Compensation Policies and Practices

The design of our compensation program also reflects practices that are intended to help ensure its successful operation and to align with the best interests of our shareholders.

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Compensation Governance Policies and Practices
✓Pay for performance | Majority of compensation is at risk, linked to performance and shareholders’ interests	✗No guaranteed salary increases | Salaries are reviewed annually with no expectation or requirement to increase
✓Require meaningful ownership | Executives are required to own 2-5-times their salary in Company shares within five years, and are subject to a retention requirement if not met	✗No hedging of securities | Employees, including our NEOs, are prohibited from buying Company shares on margin or engaging in any hedging transactions
✓Operate a clawback policy | The Company can clawback earned cash incentives and awarded performance-based long-term incentives in clearly defined situations	✗No equity awards included in severance calculations | If paid, severance is based only on cash compensation and is clearly defined in employment agreements
✓Have double trigger change in control | Severance requires a change in control and involuntary termination	✗No option repricing | Any repricing requires advance shareholder approval
✓Review share utilization | Share utilization is monitored carefully to ensure equity programs are not overly dilutive	✗No equity grants below fair market value | Equity awards are based on fair market values at the date of grant
✓Engage an independent consultant | The Compensation and Talent Committee engages a consultant and annually assesses independence	✗No tax gross-ups | No executive has any right to receive a tax gross-up on any element of their compensation
✓Have an independent Committee | The Compensation and Talent Committee is comprised of independent Directors	✗No excessive executive perquisites | Perquisites are modest and aligned with market typical practices

Compensation Framework

Our executive compensation program comprises three core components which reflect our long-standing compensation philosophy. As described in the “Executive Summary” and noted below, adjustments were made given the material impact COVID-19 had on our business, particularly in Q4 2020 and Q1 2021 when we would typically set performance goals.

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Component and Purpose	Target Compensation Mix(1)		Pre-COVID-19 Overview		COVID-19 Response
	CEO	Other NEOs
Base Salary Provides a stable level of fixed compensation commensurate with the NEO’s role, experience and duties			•Determined annually or as required •Takes account of role, individual factors and contextual market data	Determined annually or as required
•No merit increases in Fiscal 2021
•CEO voluntarily elected to forgo salary, except for minimum needed for benefits continuation and certain perquisites; 10% reduction applies in Fiscal 2022
•Other NEOs agreed to temporary reductions of 20% through September 30, 2020 and 10% reduction from October 1, 2020

Annual Cash Incentive Encourages achievement of pre-established, objective performance goals			•Expressed as a percentage of salary •Maximum opportunity capped at 133% – 200% of target •Based on a combination of financial, strategic and/or individual performance	Takes account of role, individual factors and contextual market data
•Program suspended in the first half of Fiscal 2021
•Second-half plan based on adjusted liquidity (50%) and individual performance (50%)
•Fiscal 2021 annual opportunity reduced by 50% with no opportunity to earn above target regardless of performance
•CEO annual cash incentive based on pre-COVID-19 base salary because base salary mostly forfeited in Fiscal 2021; All other NEOs annual cash incentive based on 90% of pre-COVID-19 base salary

Long-Term Equity Incentives Aligns NEOs’ long-term interests with those of our shareholders, and, in the case of PRSUs, provides an opportunity to earn equity if pre-established, objective performance goals are achieved

•Typically granted as a mix of PRSUs (50%) and RSUs (50%)
•PRSUs generally vest after three-years, with a three-year service requirement and two-year performance requirement
•PRSUs based on financial performance, and can vest at 0% – 150% of target
•RSUs typically vest at a rate of 25% per year

•June 2020 and June 2021 equity awards granted solely in the form of RSUs with a three year vesting schedule
•CEO June 2020 target award value reduced by 20% reflecting prior year financial performance, impacted by COVID-19
•June 2019 PRSU awards adjusted to exclude the impact of COVID-19 on Q4 FY 20 and Q1 FY 21 and earned at 134% of target; will vest in June 2022

__________________
(1) Based on salary inclusive of 10% reduction in effect in Fiscal 2022 for the CEO and from October 1, 2020 through Fiscal 2022 for the other NEOs. Incentives based on on full-year annual target cash incentive and the Fiscal 2021 target value of long-term equity incentives.

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Fiscal 2021 Compensation

Base Salary

We believe competitive base salaries are necessary to attract and retain qualified, high-performing executives. The Compensation and Talent Committee reviews salaries annually, or as required, and considers whether any increase is warranted based on an executive’s role, responsibilities, performance, experience, expected future contributions and the base salary of similarly situated executives at our selected competitors.

In response to the impact of COVID-19 on our business and to align with our Company-wide focus on cost control and liquidity, the following actions were approved for Fiscal 2021:

•No merit increases were made;
•The CEO voluntarily elected to forgo his salary for Fiscal 2021, receiving only the minimum required for benefits continuation and certain perquisites;
•The other NEOs agreed to 20% reductions in their respective salaries, in effect from May 1 through September 30, 2020; and
•With effect for Fiscal 2022 for the CEO, and from October 1, 2020 for the other NEOs, the Compensation and Talent Committee approved a 10% reduction in salaries (so that base salaries were at 90% of Fiscal 2020 levels).

Named Executive Officer	Initial Fiscal 2021 Base Salary ($)	% Increase from Prior Year	Fiscal 2021 Actual Base Salary ($)(1)	Effective Rate of Reduction	Revised Fiscal 2021 Base Salary($)(2)
John D. Idol	1,350,000	0%	24,502	98%	24,502
Thomas J. Edwards, Jr.	800,000	0%	693,333	13%	720,000
Krista A. McDonough	500,000	0%	437,179	13%	450,000
Daniel T. Purefoy	400,000	N/A(3)	346,346	13%	360,000
__________________
(1) The actual salary received in Fiscal 2021 reflecting the impact of reductions in base salary for the NEOs.
(2) Base salary following 10% reduction with effect from October 1, 2020 for the NEOs (excluding the CEO who continued to forgo salary except for minimum required for benefits and certain perquisites for the duration of Fiscal 2021).
(3) Mr. Purefoy was not a NEO for Fiscal 2020.

Incentive Compensation

Fiscal 2021 Annual Cash Incentive

Each year the Compensation and Talent Committee establishes a target annual cash incentive opportunity, defined as a percentage of salary for each NEO. The amount earned can range from 0 to 200% of target depending on the role and based on the achievement of specific and measurable short-term performance goals. However, as discussed further below, for Fiscal 2021, the Compensation and Talent Committee reduced the annual payout opportunity by 50% with no opportunity to earn above target regardless of performance.

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	Unadjusted Fiscal 2021 Annual Cash Incentive (% of Salary)		Adjusted Fiscal 2021 Annual Cash Incentive (% of Salary)(1)
Named Executive Officer	Target	Maximum	Target	Maximum
John D. Idol	300%	400%	150%	150%
Thomas J. Edwards, Jr.	100%	200%	50%	50%
Krista A. McDonough	50%	100%	25%	25%
Daniel T. Purefoy	50%	100%	25%	25%
__________________
(1) CEO annual cash incentive is based on pre-COVID-19 base salary because base salary was voluntarily forfeited in Fiscal 2021 except for minimum required for benefits and certain perquisites. All other NEOs annual cash incentive is based on 90% of pre-COVID-19 base salary.

In identifying performance metrics and setting performance goals, the Compensation and Talent Committee ensures alignment with our strategic priorities by referencing the Company’s operating budget. Performance metrics reflect priorities for the Company in any given year over a short-term time horizon, and performance ranges are aligned with the operating budget, with target set equal to budget. The budget itself reflects a rigorous assessment of projected performance, informed by our strategic and operational initiatives, prior year performance and broader general industry trends that could impact the business positively or negatively.

COVID-19 had a disruptive impact on our business, requiring us to respond quickly in an uncertain operating environment. To ensure the alignment of our incentive programs with these realities, in Fiscal 2021 the Compensation and Talent Committee made several changes to our executive cash incentive program (the “Cash Incentive Plan”), which is a component of the Capri Holdings Limited Second Amended and Restated Omnibus Incentive Plan (the “Incentive Plan”) :
•The program was suspended in the first half of the year to align with our focus on reducing costs and managing cash flows in order to position us for financial strength, and due to the lack of visibility into future financial performance because of the uncertainty surrounding the pandemic making setting informed performance goals challenging; and
•A modified program was introduced in the second half of the year, with annual target opportunities reduced by 50% commensurate with the reduced performance period, based on performance metrics aligned with our areas of focus.

The following metrics were approved by the Compensation and Talent Committee for the Cash Incentive Plan applicable to the second half of the fiscal year:

Fiscal 2021 Annual Cash Incentive Metrics
Adjusted Liquidity
•Defined as cash on hand plus availability under our revolving credit facilitie(s), including our 364-day revolver
•Reflects importance of our financial health and strength, our ability to generate and manage cash, and positions us to emerge stronger post COVID-19
•Represents a critical metric which our executive team can directly control to impact the speed of our recovery

Individual Performance
•Defined by individual and aligned to areas of strategic and operational focus under their leadership
•Reflects multiple areas of operational and strategic importance in the second half of Fiscal 2021 as we focused on e-commerce expansion, safely reopening stores, managing inventory and capital expenditures, progressing our CSR initiatives and cultivating an engaged and motivated workforce

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In respect of the adjusted liquidity metric, actual performance was 161.3% of target as a result of our disciplined efforts to preserve cash flow and maintain our financial strength. This resulted in the CEO and each of the NEOs earning a payout of 100% of the reduced target opportunity.

		Threshold(1)	Target(2)	Maximum	As Adjusted Results(3)
		(dollars in millions)
Adjusted Liquidity		$800.0	$950.0	$—	$1,532.0

Adjusted Fiscal 2021 Payout (% of Target)(4)	CEO	0%	100%	100%

	Other NEOs	0%	100%	100%
__________________
(1) Payout for threshold performance reduced to 0% as part of the modified operation of the Cash Incentive Plan in Fiscal 2021.
(2) Payouts between threshold and target are calculated on an interpolated basis.
(3) The performance measures used under the Cash Incentive Plan that were approved at the beginning of the performance period provided for certain non-GAAP adjustments so that performance measures would more consistently reflect underlying business operations than the comparable GAAP measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is set forth in Annex A of this Proxy Statement. The non-GAAP financial results and reconciliations may differ from those disclosed as adjusted, non-GAAP measures in our public filings as additional items may be excluded in accordance with the terms of our Incentive Plan.
(4) Reflects modified operation of the Fiscal 2021 Cash Incentive Plan in response to COVID-19.

In respect of the individual component, the following achievements were noted in assessing performance relative to the objectives set for each NEO:

Named Executive Officer	Individual Performance Achievements
John D. Idol
•Led e-commerce expansion which became an increasingly important channel for the Company in a virtual shopping environment; e-commerce sales grew by 59% for the year
•Oversaw the safe reopening of stores and prioritized the health and safety of employees
•Supported progress in key areas of CSR including the Company's first Corporate Social Responsibility Report and the formation of a Global Diversity & Inclusion Council
•Hired and successfully onboarded new Jimmy Choo CEO
•Contributed to the engagement and motivation of our employees through leadership and employee development initiatives

Thomas J. Edwards, Jr.
•Successful support and leadership of key financial, operational and IT initiatives within the organization
•Preserved and maintained cash flow and reduced capital expenditures, ensuring the Company could emerge from the pandemic in a position of financial strength
•Oversaw amendments to our credit facility to ensure adequate liquidity
•Focused on strategic planning, leadership and effective team management

Krista A. McDonough
•Successful support and leadership of important legal, risk management and compliance initiatives
•Led the successful execution of key CSR initiatives within the organization, including the Company's first Corporate Social Responsibility Report
•Focused on strategic planning, leadership and effective team management

Daniel T. Purefoy
•Successful support and leadership of key operations and supply chain initiatives
•Led the successful execution of diversity and inclusion initiatives within the organization, including the formation of the Global Diversity & Inclusion Council and The Capri Foundation for the Advancement of Diversity in Fashion
•Focused on strategic planning, leadership and effective team management

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This performance resulted in the following annual cash incentive payments being approved:

Named Executive Officer	Fiscal 2021 Target (% of Salary)		Payout (% of Target)			Fiscal 2021 Annual Cash Incentive ($)
	Full Year(1)	Adjusted(2)	Financial (50% weight)	Individual (50% weight)	Total
John D. Idol	300%	150%	100%	100%	100%	2,025,000
Thomas J. Edwards, Jr.	100%	50%	100%	100%	100%	360,000
Krista A. McDonough	50%	25%	100%	100%	100%	112,500
Daniel T. Purefoy	50%	25%	100%	100%	100%	90,000
__________________
(1) Effective target values for Fiscal 2021 reflecting the recalibration of the annual Cash Incentive Plan and the alignment of target bonus with our operating plan budget performance expectations.
(2) Reflects the 50% reduction in target opportunities for Fiscal 2021 to align the opportunities with shortened performance periods.

Equity Incentive Compensation
The use of equity-based compensation enables us to align the interests of our NEOs with those of our shareholders, reward for performance that is reflected in our share price increases and provides a balance to our annual Cash Incentive Plan which focuses on short-term objectives. Equity that vests over multiple years also fosters a long-term commitment that aids in the retention of our senior executives.
Typically, our target equity awards comprise an equal mix of PRSUs and RSUs. The Compensation and Talent Committee believes the mix of long-term equity incentive awards is appropriate because the value of the RSUs is tied to our share price, RSUs assist in our ability to retain key executives in a highly competitive market for talent, and we remain focused on the attainment of our long-term growth plan through the multi-year performance goals for PRSUs which aligns the interests of our executives with our shareholders.

50% Performance-Based Restricted Share Units (PRSUs)	50% Time-Based Restricted Share Units (RSUs)
•Typically vest after three years based on the achievement of pre-established goals
•Performance measured over two years with an additional one-year of vesting
•Subject to three-year continued employment requirements
•Depending on performance, the number of shares earned will range from 0-150% of the target award
•Performance targets set with reference to operating plan
•Typically become vested at a rate of 25% per annum on each of the first four anniversaries of the date of grant •Subject to continued employment requirements

Typically, the target equity award value with respect to a fiscal year is approved shortly following the end of the fiscal year, and then granted in Q1 of the following fiscal year. This means that the awards captured in our Fiscal 2021 Summary Compensation Table were established based on Fiscal 2020 performance, and granted in June 2020. This is illustrated below in the context of our overall compensation framework as in effect prior to COVID-19.

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___________________________________
(1) Disclosed in the Fiscal Year Summary Compensation Table
(2) Disclosed in the Fiscal Year+1 Summary Compensation Table. For example, our long-term incentive awards granted in     June 2020 (our Fiscal 2021) related to an executive’s individual performance and contributions in Fiscal 2020 but appear in the Fiscal 2021 Summary Compensation Table.

The Compensation and Talent Committee understands that some stakeholders would prefer the use of three-year performance goals for PRSUs. This matter is discussed annually by the Compensation and Talent Committee at the time it approves the performance goals associated with PRSUs. The Compensation and Talent Committee continues to be of the view that the uncertainty presented by market volatility in our industry and the Company’s evolving strategy make it irresponsible to set three-year performance goals. Three-year performance periods present too much risk of non-controllable events impacting performance and resulting in the misalignment of pay and pay and performance. The Compensation and Talent Committee believes that a two-year performance period with a further one-year vesting period appropriately balances these different views, particularly given the use of equity that moves in line with the Company’s share price.

June 2020 Equity Incentives

Given the timing of the Company’s year-end, Fiscal 2020 concluded at the peak of the uncertainty presented by COVID-19 and coincided with the approval of the Fiscal 2020 equity awards to be made in June 2020, the first quarter of Fiscal 2021. The Compensation and Talent Committee discussed the merits of alternative approaches to address this, concluding that it was important to proceed with a long-term equity incentive grant as a means to demonstrate some degree of stability and continuity for the NEOs, and to align the NEOs with our shareholders through the pandemic, while acting as a means to retain our executives given the particularly challenging impact on our industry. However, the various unknowns regarding the duration of mandated store closures, the speed with which our supply chains would recover, the timeline to a vaccine development and rollout, and what these would mean for our business prospects were significant. Accordingly, the Compensation and Talent Committee approved a temporary change in grant practice and decided to grant equity solely in the form of time-based RSUs, concluding that this achieved our core objectives. In addition, the CEO’s grant value was 20% less than the prior year, reflecting Fiscal 2020 financial performance impacted by COVID-19. Grant values for the other NEOs were unchanged relative to the prior year.

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Named Executive Officer	June 2020 Long-Term Incentive Value ($)(1)	Restricted Share Units (RSUs)(#)
John D. Idol	6,000,000	352,734
Thomas J. Edwards, Jr.	1,500,000	88,183
Krista A. McDonough	1,000,000	58,789
Daniel T. Purefoy(2)	—	—
_________________________________________
(1)Reflects estimated long-term equity incentive value. Because SEC disclosure rules require that we only include the grant date fair value of share-based long-term equity incentive awards actually granted in the applicable fiscal year, our long-term equity incentive awards made in Fiscal 2021 (June 2020) in respect of Fiscal 2020 appear in the Fiscal 2021 Summary Compensation Table. See “Executive Compensation—Summary Compensation Table” for the aggregate grant date fair value computed in accordance with Accounting Standards Codification topic 718, “Stock Compensation,” as issued by the Financial Accounting Standards Board (disregarding any forfeiture assumptions).
(2)Mr. Purefoy did not receive a grant in June 2020, given he received an off-cycle grant in April 2020 of 112,233 RSUs with a target value of $1,000,000 in connection with his promotion to an executive officer role.

Despite relating to the prior year, given the timing of grant, these awards are captured in the Fiscal 2021 Summary Compensation Table.

June 2021 Equity Incentives

In March 2021, the Compensation and Talent Committee determined that the Fiscal 2021 awards to be made in June 2021 would similarly be granted solely in the form of RSUs, with a view to reintroduce PRSUs for the equity awards to be granted in June 2022. While there has been significant progress regarding longer-term visibility with the approval and rollout of several vaccines globally, our ability to set sufficiently informed performance goals remains challenging. Rather than approve goals that could ultimately prove too easy or too difficult to achieve, resulting in a misalignment of pay and performance, time-vested RSUs continue to align executives’ interests with those of our shareholders, while exposing them to movements in our share price and enhancing retention. Accordingly, the Compensation and Talent Committee approved the following grant date fair values for the Fiscal 2021 long-term incentive equity awards:

Named Executive Officer	June 2021 Long-Term Incentive Value(1)
John D. Idol	8,500,000
Thomas J. Edwards, Jr.	3,000,000
Krista A. McDonough	1,500,000
Daniel T. Purefoy	600,000
________________
(1) Reflects estimated grant date fair value rounded to the nearest whole number. Because SEC disclosure rules require that we only include the grant date fair value of share-based long-term equity incentive awards actually granted in the applicable fiscal year, our long-term equity incentive awards made in Fiscal 2022 (June 2021) in respect of Fiscal 2021 performance will appear in the Fiscal 2022 Summary Compensation Table.

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Performance Assessment for June 2019 PRSUs
The Compensation and Talent Committee approved a grant of PRSUs in June 2019 to the NEOs that would vest after three years in June 2022, subject to achievement of pre-established performance goals for the two year performance period commencing on March 31, 2019 (the first day of Fiscal 2020) and continuing through March 27, 2021 (the last day of Fiscal 2021). Vesting is subject to the executive’s continued employment through the June 2022 vesting date, unless the executive officer is retirement eligible or otherwise dies or becomes permanently disabled within the meaning of the Incentive Plan.

The vesting of June 2019 PRSU awards was contingent on the level of attainment of our cumulative average adjusted operating margin rate and cumulative adjusted cash flow from operations for the two-year performance period. The Compensation and Talent Committee believed that these were appropriate measures of Company performance since they assess profitability and the amount of cash that the Company generates, including the effects of our strategic and capital plans, and reflect metrics commonly used by investors. Relative performance measures are not used given what we believe are a limited number of companies that are directly comparable to us, with many of our competitors being privately held and not subject to the same disclosure requirements.

As part of its standard annual goal setting process, when the Compensation and Talent Committee approves performance goals, it also reviews and approves adjustment guidelines for unusual and unbudgeted events that could be applied to adjust the results used for purposes of determining the level of attainment at the end of the fiscal year. The recommended fiscal year adjustments are presented to the Compensation and Talent Committee for review and approval at the conclusion of the fiscal year, before any payouts occur. These permitted adjustments remove the impact of external, unplanned events that are outside of the control of management or completely unrelated to normal business operations so that management will not be unduly influenced in their decision-making because they would neither benefit nor be penalized as a result of certain unexpected and uncontrollable or strategic events, allowing management to focus performance on factors for which they are accountable. See “—Compensation Governance—Considerations in Setting Executive Compensation—Performance Goal Setting and Assessment.” At the time the June 2019 PRSU performance goals were approved, and prior to the occurrence of COVID-19, the Compensation and Talent Committee approved permitted adjustment guidelines applicable to these awards consistent with the above process.

Our business was significantly impacted by the unanticipated COVID-19 pandemic primarily during Q4 FY 20 and Q1 FY 21, reflecting the initial period of global store closures mandated by governments. The performance goals that were set in Fiscal 2019 did not anticipate the effects of COVID-19 on global economies, our industry or the Company. The extraordinary set of circumstances that this created were both unprecedented and outside of management’s control. Accordingly, the Compensation and Talent Committee exercised its authority to make permitted adjustments under the Incentive Plan, and excluded the unexpected impact of COVID-19 for the two quarters discussed above when calculating the results for the cumulative two-year measurement period, resulting in a vesting of 134% of the target number of shares originally subject to the award. The Compensation and Talent Committee exercised this authority in order to:

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•maintain the performance orientation of our June 2019 PRSUs by excluding the impact of non-controllable events impacting performance,
•retain key executives as the shares will not vest until June 2022, and
•further align the interest of our executives with our shareholders through share ownership.

	Threshold	Target	Maximum	Adjusted Results(1)
Cumulative average adjusted operating margin rate (50%)	14.54%	14.96%	15.42%	15.21%

Cumulative adjusted cash flow from operations (50%) ($ millions)	$1,636	$1,818	$2,000	$1,964

Associated Payout (% of Target)	50%	100%	150%	134%
__________________
(1) The performance measures used under the Incentive Plan that were approved at the beginning of the performance period provided for certain non-GAAP adjustments so that performance measures would more consistently reflect underlying business operations than the comparable GAAP measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is set forth in Annex A of this Proxy Statement. The non-GAAP financial results and reconciliations may differ from those disclosed as adjusted, non-GAAP measures in our public filings as additional items may be excluded in accordance with the terms of our Incentive Plan.

Other Compensation
We maintain broad-based benefits that are provided to all employees. Our NEOs generally participate in the same benefit plans as other eligible full-time employees in the United States.

Benefit	Key Features
401(k) Plan
•Tax qualified retirement savings plan for U.S.-based employees
•Discretionary company contribution of up to 50% of up to a maximum employee contribution of 6% of eligible earnings
•Employee contributions are fully vested immediately
•Company contributions vest ratably over four years

Deferred Compensation Plan
•Available to executive officers and certain other highly compensated employees
•Participants can defer receipt of up to 75% of annual salary and/or 100% of their annual cash incentive to a future distribution date
•Participant deferrals are fully vested on contribution

Other Benefits and Perquisites	•Medical, dental and vision plans •Life insurance •Short- and long-term disability coverage •Paid vacation •Merchandise discounts
Additional CEO Perquisites
•Whole life insurance and term life insurance policy premiums paid by the Company up to $50,000 per annum
•Limited non-business use of the corporate aircraft (treated as taxable income in accordance with the IRS regulations) in accordance with his aircraft time sharing agreement
•Use of an automobile and driver

No tax gross ups are provided on any perquisites. See “All Other Compensation” in the Summary Compensation Table and “Fiscal 2021 Non-Qualified Deferred Compensation Table” for additional information regarding the value in Fiscal 2021.

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Compensation Governance
Role of the Compensation and Talent Committee
The Compensation and Talent Committee is comprised solely of independent directors and is chaired by Jean Tomlin. The Compensation and Talent Committee is responsible for reviewing and approving the Chief Executive Officer’s compensation, including target compensation levels, the corporate goals and objectives on which variable compensation is based, evaluating performance and approving pay outcomes. With respect to the compensation of our other NEOs, the Compensation and Talent Committee reviews such executive officers’ compensation levels and makes recommendations to the full Board for approval. Mr. Idol also makes recommendations to the Compensation and Talent Committee with respect to the compensation levels of the other NEOs given his direct knowledge of their performance and contributions.

The Compensation and Talent Committee meets several times a year (in some cases, multiple times per quarter) and follows a regular calendar of reviewing and approving compensation related matters. In general, our timeline consists of the following:

Primary Topics Covered by the Compensation and Talent Committee
Q1	• Approve prior year performance and resulting variable compensation outcomes
•    Approve current year incentive compensation performance goals
•    Approve target compensation levels for senior executives
•    Approve long-term incentive spend, dilution, and future LTI pool

Q2	• Approve annual equity grants for independent directors • Review compensation policies and practices • Review incentive risk assessment •Review compensation consultant independence
Q3	• Review compensation peer group • Review proposed changes to other compensation programs as needed • Review independent director compensation benchmarking
Q4	• Review compensation philosophy, strategy, and any proposed program changes • Review market data on compensation levels and practices for senior executives
Role of Consultants and Advisors

The Compensation and Talent Committee has the sole authority to retain or terminate advisers to the Compensation and Talent Committee that assist in the evaluation of the compensation of our named executive officers and our directors. In Fiscal 2021, the Compensation and Talent Committee retained Willis Towers Watson as its independent compensation consultant. In this capacity, Willis Towers Watson provides the Compensation and Talent Committee with market data on executive compensation levels and practices at our selected competitors, advises on trends and best practices in the areas of executive compensation and governance, assists in the review and evaluation of our compensation policies and practices, reviews our compensation discussion and analysis, and provides independent advice on director compensation. Willis Towers Watson is prohibited from providing other services to the Company or our management, except at the direction or approval of the Compensation and Talent Committee. In Fiscal 2021, and with the approval of the Compensation and Talent Committee, Willis Towers Watson provided the Company with risk and insurance brokering services, including management and consulting services related to our wholly-owned captive insurance entity, with total fees of approximately $767,000. The Compensation and Talent Committee has determined that its executive compensation consulting team at Willis Towers Watson is independent and that no conflicts exist.

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Say-On-Pay

The Compensation and Talent Committee considers the feedback of our shareholders an important factor in reviewing executive compensation. Management currently conducts quarterly meetings with our major shareholders following earnings calls, and while executive compensation is not a focal point, these meetings provide a forum for our major shareholders to provide feedback. Additionally, the Compensation and Talent Committee considers the results of our annual advisory say-on-pay vote when reviewing executive compensation. At our 2020 Annual Meeting of Shareholders, 83.8% of votes were cast in favor of our executive compensation program, demonstrating widespread support for our current programs and practices.

Considerations in Setting Compensation

In assessing executive compensation and approving target pay, the Compensation and Talent Committee bases its decisions on our compensation philosophy, including the following factors:

Individual performance evaluations	Scope and nature of responsibility	Experience	Expected future contributions

Retention concerns	Company and business unit performance	Market data at select competitors	Employment agreement terms

One of the factors considered is practices at select competitors where compensation data is available, recognizing that many of our competitors are privately held or traded on a non-U.S. stock exchange and not subject to the same disclosure requirements as us. Given this is just one of several factors considered, we do not target any specific market percentile because our Compensation and Talent Committee believes that NEO compensation should reflect a broader and more holistic perspective, particularly our overall financial performance. This is reflected in both our pay levels and pay mix, with a significant portion of our NEOs’ compensation provided in the form of at-risk variable compensation, which we believe is appropriate given their ability to influence our overall performance and execute our key growth strategies.
The Use of Market Data
Practices at a selection of our competitors who are required to disclose executive compensation are one of the factors considered in assessing and setting the total compensation levels for our NEOs. The current compensation peer group has been used for the last two years, and comprises 17 companies with broadly similar characteristics including:

•Industry focus: retail accessories and/or apparel companies;
•Brand value: one or more strong consumer brands;
•Relative scale: comparable size with reference to revenue, net income and market capitalization; and
•General relevance: similar stage of development and subject to similar economic factors.

Understanding compensation practices at these peer companies listed below enables the Compensation and Talent Committee to understand the relative competitiveness of our compensation in a highly competitive industry and guide compensation decisions in the context of our compensation philosophy.

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Compensation Peer Group
Abercrombie & Fitch Co.	Hanesbrands Inc.	Tapestry, Inc.

American Eagle Outfitters, Inc.	L Brands, Inc.	Tiffany & Co.

ascena Retail Group Inc.	Levi Strauss & Co.	Under Armour, Inc.

Burberry Group	lululemon athletic inc.	Urban Outfitters Inc.

Columbia Sportswear Company	PVH Corp.	VF Corporation

Footlocker Inc.	Ralph Lauren Corporation
At the time this peer group was reaffirmed for the Fiscal 2020 review, Capri Holdings was positioned at the 44th percentile for revenue, 64th percentile for net income and 30th percentile for market capitalization amongst this peer group.

During Fiscal 2021, the compensation peer group was reviewed, resulting in the removal of ascena Retail Group who filed for bankruptcy. While Tiffany & Co. was acquired by LVMH, they were retained in the peer group for one more year given the continued availability of compensation data. No additional companies were deemed sufficiently relevant to add to the group at this time. Against the revised peer group, Capri Holdings was positioned at the 68th percentile for revenue and the 15th percentile for market capitalization.

Performance Goal Setting and Assessment

For us to successfully link pay and performance, it is important that performance goals are set appropriately. At the beginning of each fiscal year, we engage in a thorough process to develop an internal annual operating budget. This budget reflects anticipated revenues and expenses for the fiscal year, taking into account known strategic and operational initiatives, informed by prior year performance and broader general industry trends that could impact the business positively or negatively. This internal operating budget is directly related to the guidance that we provide to investors at the beginning of the fiscal year and is the basis for the performance targets approved by the Compensation and Talent Committee. Starting in Fiscal 2021, the Committee determined it would also align target with the annual operating budget, and establish ranges for threshold and maximum performance around target, to better align pay with performance. With the cancellation of our full-year Fiscal 2021 annual Cash Incentive Plan due to COVID-19, the Fiscal 2021 performance goals reflect the alignment of target bonus with our operating plan budget performance expectations for the six-month period. See “—Fiscal 2021 Compensation—Incentive Compensation—Fiscal 2021 Annual Cash Incentive.”

Following the conclusion of the fiscal year, the Compensation and Talent Committee determines the degree of achievement in respect of the financial performance goals relative to the pre-established targets based on our final audited financial statements. As part of this determination, the Compensation and Talent Committee has the authority, based on previously approved adjustment guidelines, to make adjustments to the financial performance goals to omit, among other permitted adjustments under the Incentive Plan, the effect of unbudgeted extraordinary items (including increased expenditures resulting from unanticipated strategic events or due to revenues in excess of budget), unusual or infrequently occurring events and transactions (such as acquisitions or business interruption events), and cumulative effects of changes in accounting principles. This ensures that our executives will not be unduly influenced in their decision-making

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because they would neither benefit nor be penalized as a result of certain unexpected and uncontrollable or strategic events that may positively or negatively affect the performance metrics in the short-term. As a result, adjusted metrics under the Incentive Plan may differ from as reported adjusted financial metrics disclosed in our public filings. Having reached a determination, the Compensation and Talent Committee recommends that the Board approve performance-based incentives to our executive officers at the corresponding levels, who in turn approve the incentives for each of the NEOs.

Compensation and Risk

The Compensation and Talent Committee periodically reviews with management the design elements of our compensation program to determine whether any of its aspects encourage excessive or inappropriate risk-taking, particularly as it pertains to our NEOs. In conducting this assessment, the Compensation and Talent Committee evaluates a range of factors including pay mix; the range of performance metrics used; the performance goals, ranges and vesting schedules; how performance results are certified; our performance evaluation processes; and our leadership culture and values. In addition, consideration is given to the design of our risk mitigation policies detailed below. See “Compensation and Talent Committee Risk Assessment.”

Clawback Policy

We believe that having the ability to recover compensation in defined situations enables the Company to ensure incentive payments align with the long-term shareholder experience and deters behavior that could harm the business.

Clawback Policy
Covered compensation	•Earned annual cash compensation •Awarded performance-based long-term incentives
Individuals	•Certain covered employees, which includes NEOs
Triggers
•Restatement of financial results to correct an accounting error due to:
•Material noncompliance with any financial reporting requirements under U.S. securities laws
•Any mistake in calculations, or
•Any other administrative error

Time horizon	•Three years from the first issuance of such financial results
Permitted action
•The Company may:
•Recover all or part of any annual cash incentive compensation awarded or paid to these employees; and
•Cancel and require the executive to promptly repay any excess value received pursuant to a performance-based long-term incentive award

Related powers
•Employment agreement: Similar powers with respect to the clawback of annual cash incentive compensation paid or awarded in the employment agreement with Mr. Idol (see “Executive Compensation—Employment Agreements with Our Named Executive Officers”)

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In addition, our long-term incentive award agreements provide additional protections related to the breach of post-employment covenants, which we view as a necessary element of our incentive program as it deters activities that would likely cause significant competitive harm to our business. The terms provide that all vested share-based awards will be forfeited automatically under the Incentive Plan upon a breach by executive of any of the post-employment covenants such as any non-competition, employee or customer non-solicitation or non-disclosure obligations to which he or she is subject. The executive would be required to forfeit or repay any compensation previously received on exercise or settlement of the award in connection with any such breach.
Share Ownership Guidelines
We believe that it is important for our executive officers to have a meaningful ownership stake in our Company in order to further align their financial interests with those of our shareholders, encouraging the creation of sustainable long-term growth. Guidelines are expressed as a multiple of salary, and newly appointed executive officers have five years from their date of hire to accumulate the required level. Compliance is determined annually based on share ownership as of the first day of the fiscal year, using the average share price for the preceding fiscal year. All NEOs were in compliance with their respective guideline.

Share Ownership Guidelines and Compliance
Position	Ownership Guideline (Dollar value of shares as multiple of salary)	Compliance
Chief Executive Officer	5.00	✓
Executive Vice President, Chief Financial Officer and Chief Operating Officer	3.00	✓
Senior Vice President, General Counsel and Chief Sustainability Officer	2.00	✓
Senior Vice President, Global Operations	2.00	✓
________________
(1) Includes vested and unvested time-based RSUs, exercisable options whose strike price is greater than the Company’s share price as of the measurement date and other shares owned in private investment or savings plan accounts for purposes of determining compliance with the guidelines.
If an executive is not in compliance with the share ownership guidelines, he or she is expected to hold 50% of their after-tax shares as they vest until compliance is attained. For a description of the share ownership guidelines applicable to our non-employee directors, see “Director Compensation—Director Share Ownership Guidelines.”
Additional Information
Severance Protection and Change in Control

In order to attract and retain the services of our incumbent NEOs and assure their continued service, the Company entered into employment agreements with each of them that specify the terms of employment, including certain compensation levels and certain severance benefits. Cash severance is limited to one-times base salary (without giving effect to any COVID-19 salary reductions) for the NEOs other than the CEO, and for the CEO is two-times his pre-reduction Fiscal 2020 base salary plus two-times the annual cash incentive paid or payable to him in respect of the most recently completed fiscal year. Depending on the nature and timing of an executive departure, they may also be entitled to a pro-rata cash incentive. Additional terms related to a change in control are captured in our Incentive Plan provisions, including the

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accelerated vesting of long-term equity incentive awards upon certain terminations of employment occurring within 24 months following a change in control. No named executive officer has any right to receive a tax gross up for any “golden parachute” excise tax. We believe the severance benefits provided, which are the result of negotiations between the parties, are commercially reasonable and typical of the rights afforded to similarly situated executives in other companies of similar size operating in the retail accessories and/or apparel industry.

For a detailed description of the severance protections contained in each NEO’s employment agreement, and the estimated amounts payable to each NEO in the event of termination or a change in control, including details regarding the effect of termination and change in control on outstanding equity awards, see “Executive Compensation—Potential Payments Upon Termination of Employment or Change in Control—Treatment of Long-Term Equity Incentives Upon Termination or Change in Control.”

Tax and Accounting Considerations

In designing our compensation and benefits programs, the Compensation and Talent Committee reviews and considers the tax treatment of amounts awarded or paid to our executives to ensure that such amounts qualify as tax deductible to the Company for federal income tax purposes whenever possible, to the extent consistent with our overall compensation goals. As a result of amendments to Section 162(m) of the Code as part of the Tax Cuts and Jobs Acts of 2017, we are generally no longer able to take a deduction for any compensation paid to our current or former NEOs in excess of $1.0 million (subject to transition relief for certain performance-based compensation awarded or paid pursuant to a written agreement that was in effect on November 2, 2017).

Other provisions of the Code can also affect compensation decisions. Section 409A of the Code, which governs the form and timing of payment of deferred compensation, imposes a 20% additional tax and an interest penalty on the recipient of deferred compensation that does not comply with Section 409A. The Compensation and Talent Committee takes into account the potential implications of Section 409A in determining the form and timing of compensation awarded to our executives and intends to structure any non-qualified deferred compensation plans or arrangements (including the Deferred Compensation Plan) to be exempt from or to comply with the requirements of Section 409A.

We believe it is important that our Compensation and Talent Committee retains flexibility and authority to adjust compensation as needed to address particular circumstances, or unexpected, unusual or non-recurring events, and to attract and retain key executive talent, even if this results in the payment of non-deductible compensation. Accordingly, our Compensation and Talent Committee may recommend payments that are not fully deductible if, in its judgment, such payments are necessary to achieve our compensation objectives and are in the best interests of the Company and its shareholders.

In addition, each element of the compensation paid to our executives is expensed in our financial statements as required by U.S. GAAP. The financial statement impact of various compensation awards is an important factor that the Compensation and Talent Committee considers in determining the amount, form and design of each pay component for our executives.

52 | 2021 Proxy Statement

Compensation and Talent Committee Report
The Compensation and Talent Committee reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, the Compensation and Talent Committee recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in the proxy statement for the 2021 Annual Meeting of Shareholders and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 27, 2021.
COMPENSATION AND TALENT COMMITTEE

Jean Tomlin (Chair)
M. William Benedetto
Marilyn Crouther (appointed effective June 1, 2021)
Robin Freestone
Ann Korologos
Jane Thompson

53 | 2021 Proxy Statement

COMPENSATION AND TALENT COMMITTEE RISK ASSESSMENT
Management periodically reviews with the Compensation and Talent Committee our compensation policies and practices and evaluates the degree to which the various design elements of our compensation program encourage excessive or inappropriate risk-taking, including by our named executive officers. We believe that the various elements of our compensation program discourage imprudent risk taking and are aligned with our strategy and objectives. As a result of its review and evaluation of our Fiscal 2021 compensation program, the Compensation and Talent Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.
The factors evaluated by management and the Compensation and Talent Committee included:
•the overall mix of pay between base salary, short-term and long-term incentives;
•the variety of performance metrics used in our performance-based incentive compensation plans;
•the range of performance required to earn a payout under performance-based compensation and capped payouts under our Incentive Plan;
•the timing of incentive payouts and the vesting schedules and vesting conditions under our Incentive Plan;
•our incentive compensation clawback policy;
•the balance between the use of time-based and performance-based equity incentives;
•share ownership guidelines for our non-employee directors and our executives;
•our policy against buying Company shares on margin or engaging in any hedging transactions;
•our rigorous management performance evaluation process with an emphasis on core competencies and leadership capabilities;
•our leadership and culture that values long-term value creation for our shareholders and strong financial performance; and
•its certification of all performance results, approval of all performance payouts, and ability to apply discretion as appropriate.
When we are developing new compensation programs or modifying existing programs and selecting performance measures for annual and long-term incentives, management and the Compensation and Talent Committee consider the associated risks when making its decisions.

54 | 2021 Proxy Statement

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table sets forth the compensation earned by, or awarded or paid to, each of our named executive officers for our last three completed fiscal years:

Name and Principal Position	Fiscal Year	Salary	Bonus	Share Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)
John D. Idol	2021	24,502	—	6,000,005	—	2,025,000	143,918	8,193,425
Chairman and Chief Executive Officer	2020	1,350,000	—	7,499,990	—	2,700,000	205,245	11,755,235
	2019	1,350,000	—	5,999,962	1,499,988	5,400,000	104,063	14,354,013

Thomas J. Edwards, Jr.	2021	693,333	—	1,499,993	—	360,000	4,200	2,557,526
Executive Vice President, Chief Financial Officer and Chief Operating Officer	2020	800,000	500,000	1,499,998	—	560,000	6,188	3,366,186
	2019	716,667	—	1,699,951	300,003	800,000	8,100	3,524,721

Krista A. McDonough(5)	2021	437,179	—	1,000,001	—	112,500	4,200	1,553,880
Senior Vice President, General Counsel and Chief Sustainability Officer	2020	500,000	500,000	1,000,021	—	175,000	5,750	2,180,771

Daniel T. Purefoy(5)	2021	346,346	—	999,996	—	90,000	—	1,436,342
Senior Vice President, Global Operations and Head of Diversity and Inclusion
________________________________
(1)The amounts reported in this column for Fiscal 2020 reflect a special one-time cash incentive to Mr. Edwards and Ms. McDonough to reward these executives for their respective roles in leading the successful acquisition of Versace.
(2)The amounts reported in these columns reflect the aggregate grant date fair value computed in accordance with Accounting Standards Codification topic 718, “Stock Compensation,” as issued by the Financial Accounting Standards Board (disregarding any forfeiture assumptions). These values have been determined based on the fair market value on the date of grant for each award. The aggregate grant date fair value is the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule and does not correspond to the actual value that the NEOs will realize from the award. The weighted average assumptions for share-based awards are set forth in Note 17 (Share-Based Compensation) to our audited financial statements included in our Annual Report on Form 10-K for Fiscal 2021. The value of the PRSUs included in the amount reported in this column is based on achieving target performance goals and represents 100% of the grant date fair value.
(3)The amounts reported in this column were earned under our Cash Incentive Plan for the applicable fiscal year. For a more detailed discussion of our cash incentive programs, see “Compensation Discussion and Analysis—Fiscal 2021 Compensation—Incentive Compensation—Fiscal 2021 Annual Cash Incentive.”
(4)For each of our NEOs, “All Other Compensation” consists of the payments that are shown in the table below for the applicable fiscal year.
(5)Ms. McDonough was not a NEO for Fiscal 2019 and Mr. Purefoy was not a NEO for Fiscal 2019 and Fiscal 2020.

55 | 2021 Proxy Statement

All Other Compensation

Perquisite	Mr. Idol ($)	Mr. Edwards ($)	Ms. McDonough ($)	Mr. Purefoy ($)
Transportation Benefit(1)
2021	16,027	—	—	—
2020	38,556	—	—	(3)
2019	11,175	—	(3)	(3)
401(k) Company Match
2021	4,200	4,200	4,200	—
2020	6,188	6,188	5,750	(3)
2019	8,100	8,100	(3)	(3)
Company Paid Life Insurance Premiums
2021	50,000	—	—	—
2020	50,000	—	—	(3)
2019	50,000	—	(3)	(3)
Other
2021	73,691(2)	—	—	—
2020	110,501(2)	—	—	(3)
2019	34,788(2)	—	(3)	(3)
 _________________________________
(1)Represents the value of an automobile and driver provided on behalf of the Company to Mr. Idol for all fiscal years presented.
(2)Represents (i) a foreign tax credit in the amount of $22,055 for Fiscal 2021, $20,258 for Fiscal 2020 and $13,964 for Fiscal 2019 and (ii) the aggregate incremental cost associated with personal use of the Company aircraft in the amount of $51,636 for Fiscal 2021, $90,243 for Fiscal 2020 and $20,824 for Fiscal 2019 for Mr. Idol.
(3)Ms. McDonough was not an NEO in Fiscal 2019 and Mr. Purefoy was not a NEO in Fiscal 2019 or Fiscal 2020.
Fiscal 2021 Grants of Plan-Based Awards
The following table sets forth information on potential payment opportunities in respect of Fiscal 2021 performance under our annual Cash Incentive Plan and equity awards granted during Fiscal 2021 under our Incentive Plan:

56 | 2021 Proxy Statement

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Share and Option Awards ($)(2)
John D. Idol	RSUs	6/15/20	—	—	—	—	—	—	352,734	—	—	6,000,005
	Annual Cash Incentive Plan(3)	—	0	2,025,000	2,025,000	—	—	—	—	—	—	—
Thomas J. Edwards, Jr.	RSUs	6/15/20	—	—	—	—	—	—	88,183	—	—	1,499,993
	Annual Cash Incentive Plan(3)	—	0	360,000	360,000	—	—	—	—	—	—	—
Krista A. McDonough	RSUs	6/15/20	—	—	—	—	—	—	58,789	—	—	1,000,001
	Annual Cash Incentive Plan(3)	—	0	112,500	112,500	—	—	—	—	—	—	—
Daniel T. Purefoy	RSUs	4/1/20	—	—	—	—	—	—	112,233	—	—	999,996
	Annual Cash Incentive Plan(3)	—	0	90,000	90,000	—	—	—	—	—	—	—
_________________________________
(1)The share-based awards granted on April 1, 2020 will vest in 25% installments on each of the first four anniversary dates following the grant date and the share-based awards granted on June 15, 2020 will vest in 1/3 installments on each of the first three anniversary dates following the grant date, in each case, subject to the NEO’s continued employment with the Company through the vesting date, unless the executive officer is retirement eligible or otherwise dies or becomes permanently disabled within the meaning of the Incentive Plan.
(2)The amounts reported in these columns reflect the aggregate grant date fair value computed in accordance with Accounting Standards Codification topic 718, “Stock Compensation,” as issued by the Financial Accounting Standards Board (disregarding any forfeiture assumptions). These values have been determined based on the fair market value on the date of grant for each award. The aggregate grant date fair value is the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule and does not correspond to the actual value that the NEOs will realize from the award. The weighted average assumptions for share-based awards are set forth in Note 17 (Share-Based Compensation) to our audited financial statements included in our Annual Report on Form 10-K for Fiscal 2021.
(3)Represents the range of possible cash payouts for Fiscal 2021 under the Cash Incentive Plan if performance metrics were attained at varying levels. If performance falls below the pre-established thresholds, the payout is $0. For Fiscal 2021, the cash incentive opportunity was reduced by 50% and capped at the revised target amount. See “Compensation Discussion and Analysis—Fiscal 2021 Compensation—Incentive Compensation—Fiscal 2021 Annual Cash Incentive” for more information regarding cash incentive awards. Amounts actually earned for Fiscal 2021 are set forth in the Summary Compensation Table above.

Employment Agreements with Our Named Executive Officers
John D. Idol
Pursuant to the employment agreement between the Company and Mr. Idol, Mr. Idol serves as our Chairman and Chief Executive Officer, reporting to the Board of Directors. We must use best efforts to cause Mr. Idol to be appointed or elected to the position of Chairman of the Board. Upon termination of his employment for any reason, Mr. Idol will immediately resign from the Board and from other officer and director positions with the Company and its subsidiaries.
The term of Mr. Idol’s employment agreement automatically renews for additional one-year terms on April 1st of each year, unless either party gives advance written notice of non-renewal.

57 | 2021 Proxy Statement

Mr. Idol is entitled to receive an annual base salary of at least $1.350 million (which, in light of the significant impact COVID-19 had on our business, he voluntarily agreed to forgo in Fiscal 2021 and which has been reduced to $1.215 for Fiscal 2022). In addition, Mr. Idol is eligible to receive a cash incentive in accordance with, and subject to the terms and conditions of, our then existing Cash Incentive Plan which is a component of the Incentive Plan. The annual cash incentive payment will be equal to a percentage of Mr. Idol’s then-current base salary (with incentive levels set at 0% for below threshold performance – 300% target – 400% maximum) interpolated based on actual level of attainment in accordance with the terms of our Cash Incentive Plan. The annual cash incentive payment will be based upon the achievement of performance goals established by the Compensation and Talent Committee over a performance period also established by the Compensation and Talent Committee. Except in limited circumstances, Mr. Idol must be employed by us on the date that the annual cash incentive is actually paid, which will be the same date that annual cash incentives are paid to our other senior executives that participate in the Cash Incentive Plan. If the Compensation and Talent Committee determines that Mr. Idol was overpaid as a result of certain restatements of the reported financial or operating results of the Company due to material non-compliance with financial reporting requirements, then it may reduce the amount of the cash incentive, or require the executive to re-pay the overpaid portion of the cash incentive, as long as the determination as to the fact that a cash incentive has been overpaid is made before the end of the third fiscal year following the year for which the cash incentive performance criteria were inaccurate, provided, that if steps have been taken within such period to restate the Company’s financial or operating results, such three year time period shall be extended until such restatement is completed.
Mr. Idol is entitled to participate in all employee benefit plans and programs generally available to our senior executives, including, without limitation, health and 401(k) plans, deferred compensation plans and long-term equity incentive compensation plans. We pay the premiums, up to a maximum of $50,000 per annum in the aggregate, for Mr. Idol’s approximately $5.0 million whole life insurance and $500,000 term life insurance policy. We also provide Mr. Idol with an automobile and driver for transportation to and from our offices and for business purposes as provided for in his employment agreement, and Mr. Idol is entitled to use our corporate aircraft in accordance with his Aircraft Time Sharing Agreement.
Mr. Idol has also agreed that during the term of his employment agreement he will not engage in or carry on any “Competitive Business” (as defined below); provided, that he may own 10% or less in a Competitive Business as a passive investor so long as he does not manage or exercise influence or control over such business. For purposes of Mr. Idol’s employment agreement, “Competitive Business” means a business which directly competes in any material respects with the Company or its parents, subsidiaries or affiliates.
Pursuant to his employment agreement, to the extent permitted by law and our by-laws or other governing documents, we will indemnify Mr. Idol with respect to any claims made against him as an officer, director or employee of the Company or any subsidiary, except for acts taken in bad faith or in breach of his duty of loyalty to the Company. During the term of his employment agreement and for as long thereafter as is practicable, we agreed that Mr. Idol will be covered under a directors and officers liability insurance policy with coverage limits in amounts no less than that which we maintained as of the date of his employment agreement.

58 | 2021 Proxy Statement

Mr. Idol has agreed that all rights to our intellectual property are and will remain the sole and exclusive property of the Company and Mr. Idol remains obligated to maintain the confidentiality of our proprietary information. For two years after termination of his employment, Mr. Idol has agreed not to hire any person who was employed or retained by the Company or any of its affiliates within the one-year period immediately preceding such employment or retention.
Thomas J. Edwards, Jr.
Pursuant to the employment agreement, effective as of April 17, 2017, between the Company and Mr. Thomas J. Edwards, Jr., our Executive Vice President, Chief Financial Officer and Chief Operating Officer, Mr. Edwards’ employment agreement extends through June 30, 2021 and will be automatically renewed for additional one-year terms unless either party gives written notice of non-renewal. Pursuant to the terms of his employment agreement, Mr. Edwards receives a base salary of $800,000 per year (which, in light of the significant impact COVID-19 had on our business, he voluntarily agreed to reduce to $640,000 effective May 1, 2020 and which was reinstated to $720,000 effective October 1, 2020). Mr. Edwards is eligible to receive an annual cash incentive based on a percentage of his then-current base salary (with the incentive levels set at 0% for below threshold performance –100% target – 200% maximum) interpolated based on actual level of attainment in accordance with the terms of our Cash Incentive Plan. Mr. Edwards is also able to participate in all of our other benefit plans and programs, including, without limitation, health and 401(k) plans, deferred compensation plans and long-term equity incentive compensation plans.
Ms. Edwards is obligated to maintain the confidentiality of our proprietary information and has agreed that all rights to our intellectual property are and will remain the sole and exclusive property of the Company. Mr. Edwards has also agreed not to hire, for a two-year period following the termination of his employment, any person who was employed or retained by the Company or any of its affiliates within the one-year period immediately preceding such employment or retention.
Krista A. McDonough
Pursuant to the employment agreement, effective as of October 1, 2016, between the Company and Krista A. McDonough, our Senior Vice President, General Counsel and Chief Sustainability Officer, Ms. McDonough’s employment agreement automatically renews for additional one-year terms on November 1st of each year, unless either party gives advance written notice of non-renewal. Ms. McDonough receives a base salary of $500,000 per year (which, in light of the significant impact COVID-19 had on our business, she voluntarily agreed to reduce to $400,000 effective May 1, 2020 and which was reinstated to $450,000 effective October 1, 2020). Ms. McDonough is eligible to receive an annual cash incentive based on a percentage of her then-current base salary (with incentive levels set at 0% for below threshold performance – 50% target – 100% maximum) interpolated based on actual level of attainment in accordance with the terms of our Cash Incentive Plan. Ms. McDonough is also able to participate in all of our other benefit plans and programs, including, without limitation, health and 401(k) plans, deferred compensation plans and long-term equity incentive compensation plans.
Ms. McDonough is obligated to maintain the confidentiality of our proprietary information and has agreed that all rights to our intellectual property are and will remain the sole and exclusive property of the Company. Ms. McDonough has also agreed not to hire, for a two-year period following the termination of her employment, any person who was employed or retained by the Company or any of its affiliates within the one-year period immediately preceding such employment or retention.

59 | 2021 Proxy Statement

Daniel T. Purefoy
Pursuant to the employment agreement, effective as of March 30, 2020, between the Company and Mr. Daniel T. Purefoy, our Senior Vice President, Global Operations and Head of Diversity and Inclusion, Mr. Purefoy’s employment agreement extends through March 31, 2024 and will be automatically renewed for additional one-year terms unless either party gives written notice of non-renewal. Pursuant to the terms of his employment agreement, Mr. Purefoy receives a base salary of $400,000 per year (which, in light of the significant impact COVID-19 had on our business, he voluntarily agreed to reduce to $320,000 effective May 1, 2020 and which has been reinstated to $360,000 effective October 1, 2020). Mr. Purefoy is eligible to receive an annual cash incentive based on a percentage of his then-current base salary (with the incentive levels set at 0% for below threshold performance – 50% target – 100% maximum) interpolated based on actual level of attainment in accordance with the terms of our Cash Incentive Plan. Mr. Purefoy is also able to participate in all of our other benefit plans and programs, including, without limitation, health and 401(k) plans, deferred compensation plans and long-term equity incentive compensation plans.
Mr. Purefoy is obligated to maintain confidentiality of out proprietary information and has agreed that all rights to our intellectual property are and will remain the sole and exclusive property of the Company. Mr. Purefoy has also agreed not to hire, for a two-year period following the termination of his employment, any person who was employed or retained by the Company or any of its affiliates within the one-year period immediately preceding such employment or retention.

60 | 2021 Proxy Statement

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth unexercised and unvested share options and other share-based awards that were outstanding as of the end of Fiscal 2021 for each named executive officer:

	Option Awards				Share Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price(1) ($)	Option Expiration Date	Number of Shares or Units That Have Not Yet Vested (#)	Market Value of Shares or Units of Shares That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John D. Idol	89,316	—	94.45	6/2/2021	—	—	—	—
	107,604	—	47.10	6/15/2022	—	—	—	—
	14,503	—	49.88	6/15/2023	—	—	—	—
	30,625	30,624	67.52	6/15/2025	—	—	—	—
	—	—	—	—	458,011(3)	22,982,992	—	—
	—	—	—	—	204,3884)	10,256,190	—	—
Thomas J. Edwards, Jr.	6,126	6,124	67.52	6/15/2025	—	—	—	—
	—	—	—	—	133,364(3)	6,692,206	—	—
	—	—	—	—	40,877(4)	2,051,208	—	—
Krista A. McDonough	1,063	—	94.45	6/2/2021	—	—	—	—
	5,164	1,721	34.68	6/15/2024	—	—	—	—
	2,450	2,450	67.52	6/15/2025	—	—	—	—
	—	—	—	—	76,497(3)	3,838,619	—	—
	—	—	—	—	24,267(4)	1,217,718	—	—
Daniel T. Purefoy	5,208	—	77.99	11/3/2021	—	—	—	—
	—	—	—	—	120,625(3)	6,052,963	—	—
  _____________________________
(1)The share options with an exercise price of (i) $94.45 per share were granted on June 2, 2014, (ii) $77.99 per share were granted on November 3, 2014; (iii) $47.10 per share were granted on June 15, 2015, and (iv) $49.88 per share were granted on June 15, 2016 and are immediately exercisable as of the last day of Fiscal 2021. The share options with an exercise price of (i) $34.68 per share were granted on June 15, 2017 and (ii) $67.52 per share were granted on June 15, 2018 and vest 25% each year over four years on each of the first four anniversaries of the date of grant.
(2)The aggregate market or payout value of unvested or unearned shares is based on $50.18, which is the closing price of the Company’s ordinary shares on the NYSE on March 26, 2021 (the last business day of Fiscal 2021).
(3)These RSUs vest 25% each year over four years on each of the first four anniversaries of the date of grant, except for the awards granted to the NEOs on June 15, 2020 which vest in equal installments over three years on the anniversary of the date of grant, in each case, subject to the NEO’s continued employment with the Company through the vesting date, unless the executive officer is retirement eligible or otherwise dies or becomes permanently disabled within the meaning of the Incentive Plan.
(4)Reflects PRSUs that were deemed earned but not yet vested as of the last day of Fiscal 2021.

61 | 2021 Proxy Statement

Option Exercises and Shares Vested During Fiscal 2021

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John D. Idol	128,447	5,376,791(1)	40,800	687,363
Thomas J. Edwards, Jr.	—	—	30,036	447,287
Krista A. McDonough	—	—	16,621	289,327
Daniel T. Purefoy	—	—	4,535	110,161
 _____________________________
(1)Reflects the exercise in February 2021 of options with a $5 exercise price granted in March 2011 prior to the Company’s IPO. The options were scheduled to expire on March 25, 2021. Mr. Idol did not sell the shares underlying the options and continues to hold these securities.

Fiscal 2021 Non-Qualified Deferred Compensation

Name	Executive Contributions ($) in Last FY(1) (2021)	Registrant Contributions ($) in Last FY(2) (2021)	Aggregate Earnings/(Losses) ($) in Last FY(3) (2021)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance ($) at Last FYE (2021)(4)
John D. Idol	—	—	—	—	—
Thomas J. Edwards, Jr.	—	—	—	—	—
Krista A. McDonough	58,968	—	17,020	—	86,953
Daniel T. Purefoy	—	—	—	—	—
  _____________________________
(1)Amounts shown in this column represent elective salary and/or annual cash incentive deferrals made by NEOs into the Deferred Compensation Plan in Fiscal 2021. All contributions shown are also reported as “Salary” and/or “Non-Equity Incentive Plan Compensation,” as applicable, for Fiscal 2021 in the Summary Compensation Table.
(2)In Fiscal 2021, the Company did not make any matching contributions to the accounts of employees who participated in the Deferred Compensation Plan.
(3)Amounts shown in this column represent total investment earnings (losses) under the Deferred Compensation Plan. The Deferred Compensation Plan does not pay above-market or preferential earnings on compensation that is deferred, and the amounts shown in this column are not reported as compensation in the Summary Compensation Table.
(4)The aggregate balance in this column includes contributions, withdrawals and distributions and total investment earnings (losses) for each NEO under the Deferred Compensation Plan in Fiscal 2021. Amounts shown in this column include amounts that were reported as compensation in the Summary Compensation Table to the extent that such amounts were contributed by the executive or the Company but not to the extent that such amounts represent earnings (losses). See Note (3) above.

See “Compensation Discussion and Analysis—Fiscal 2021 Compensation—Other Compensation” for a description of the Deferred Compensation Plan.
Potential Payments Upon Termination of Employment or Change in Control
The following summaries and tables (including the Potential Payments Upon Termination of Employment and Change in Control Table) describe and quantify the potential payments and benefits that would be payable to our named executive officers in connection with termination of employment and/or change in control. In determining amounts payable, we have assumed in all cases that the termination of employment and/or change in control occurred on March 27, 2021 (the last day of Fiscal 2021). The amounts that would actually be paid to our executive officers upon a termination of employment and/or change in control will depend on the circumstances and timing of such termination or change in control.

62 | 2021 Proxy Statement

Regardless of the reason for a named executive officer’s termination of employment, he or she may be entitled to receive certain other amounts or accrued benefits, including unused vacation pay, any vested balance in his or her 401(k) plan and the ability to convert individual life insurance.
Severance Benefits
John D. Idol
Mr. Idol’s employment agreement will terminate upon Mr. Idol’s death or “Total Disability” (as defined in his employment agreement) upon six months’ advance notice or with Good Reason, subject to certain notice and cure rights. We may terminate Mr. Idol’s employment for Cause (as defined in his employment agreement) upon 10 days’ advance written notice, subject to Mr. Idol having certain rights to meet with the Board, and a majority of the Board approving his dismissal.
If Mr. Idol’s employment is terminated by us without Cause or by him for Good Reason, he will be entitled to receive a pro rata portion of his annual cash incentive (as described under “—Employment Agreements with Our Named Executive Officers—John D. Idol”) that would have been payable in respect of the fiscal year, or part fiscal year, as of the date of termination plus severance equal to two times (1) the sum of his then-current base salary (which shall be calculated using a base salary of $1.35 million during the period that Mr. Idol has voluntarily elected to reduce his base salary due to COVID-19) and (2) the annual cash incentive paid or payable to him with respect to the Company’s last full fiscal year, payable in a single lump sum within 30 days following termination as well as payment of any accrued benefits including earned but unpaid base salary, cash incentives and reimbursement of any reimbursable expenses incurred prior to the termination date. If Mr. Idol dies or has a Total Disability, in addition to the accrued benefits referenced above, Mr. Idol (or his estate, as applicable) is entitled to a pro rata portion of his cash incentive that would have been payable to Mr. Idol in respect of such fiscal year as of the date of death or Total Disability. He would also be entitled to a benefit under his whole life insurance policy (currently valued at approximately $5.0 million) and his term life insurance policy (currently valued at approximately $500,000) upon termination due to death. In the event Mr. Idol is terminated for Cause, he is not entitled to receive any compensation or benefits other than for accrued benefits.

“Good Reason” is defined in Mr. Idol’s employment agreement as:

•the assignment of duties or responsibilities that are inconsistent in any material respect with the scope of the duties or responsibilities of his title or position;
•the Company’s failure to perform substantially any material term of his employment agreement and such failure, if curable, is not cured within 60 days after the Company receives notice of the breach;
•Mr. Idol’s office is relocated more than 50 miles from his then-current office;
•the employment agreement is not assumed by any successor-entity to the Company following a change in control (as defined in the Incentive Plan);
•Mr. Idol’s duties or responsibilities are significantly reduced (and such reduction is not initiated or recommended by Mr. Idol);
•Mr. Idol is involuntarily removed from the Board (other than in connection with a termination for Cause, voluntary termination without Good Reason, death or Total Disability); or
•subject to the terms of the employment agreement, the Board is managing the day-to-day operations of the Company and, after receipt of written notice from Mr. Idol and sufficient time to cease such involvement, the Board continues to do so.

63 | 2021 Proxy Statement

“Cause” is defined in Mr. Idol’s employment agreement as Mr. Idol’s:

•gross negligence, willful misconduct or dishonesty in performing his duties;
•conviction of a felony (other than a felony involving a traffic violation);
•commission of a felony involving fraud or other business crime against the Company or any of its subsidiaries; or
•breach of the no-hire, confidentiality or non-compete covenants contained in his employment agreement if such breach, if curable, is not cured within 30 days after written notice of such breach.
Thomas J. Edwards, Jr.
Mr. Edwards’ employment agreement continues until it is terminated in accordance with its terms.
If Mr. Edwards’ employment is terminated by us without “Cause” (as defined in his employment agreement) or by Mr. Edwards for “Good Reason” (as defined in his employment agreement), he will be entitled to receive severance pay equal to $800,000 (which equates to one year of his base salary prior to the voluntary reduction in salary applicable to Mr. Edwards due to COVID-19), payable in equal installments over such one-year period consistent with our payroll practice and continuation of medical, dental and insurance benefits, subject to offset for any compensation and benefits that he receives from other employment during the severance period and his execution of a release of claims.
“Good Reason” is defined in Mr. Edwards’ employment agreement as a significant reduction of his duties or responsibilities relating to the position of Chief Financial Officer, except with respect to any Company action initiated or recommended by him and approved by the Board, or a material breach by the Company of its obligations under his employment agreement, in each case, that it has failed to cure (as determined by the Company acting in good faith) within thirty (30) days following notice.
“Cause” is defined in Mr. Edwards’ employment agreement as Mr. Edwards’:

•material breach of his obligations under his employment agreement that is not cured within 30 days following notice of such breach;
•insubordination or refusal to perform his duties under his employment agreement for at least five days following notice from the Company;
•gross negligence, willful misconduct or dishonesty in performing his duties or with respect to the Company or any of its affiliates or licensees, or any of their respective businesses, assets or employees;
•commission of a fraud or theft against the Company or any of its affiliates or licensees or his conviction for the commission of, or aiding or abetting, a felony or of a fraud or a crime involving moral turpitude or a business crime; or
•possession or use of illegal drugs or prohibited substances, the excessive drinking of alcoholic beverages on a recurring basis which impairs his ability to perform his duties under his employment agreement, or the appearance during hours of employment on a recurring basis of being under the influence of such drugs, substances or alcohol.

Krista A. McDonough
Ms. McDonough’s employment agreement continues until it is terminated in accordance with its terms.

64 | 2021 Proxy Statement

If Ms. McDonough’s employment is terminated by us without “Cause” (as defined in her employment agreement) or by Ms. McDonough for “Good Reason” (as defined in her employment agreement), she will be entitled to receive severance pay equal to $500,000 (which equates to one year of her base salary prior to the voluntary reduction in salary applicable to Ms. McDonough due to COVID-19), payable in equal installments over such one year period consistent with our payroll practice and continuation of medical, dental and insurance benefits, subject to offset for any compensation and benefits that she receives from other employment during the severance period and her execution of a release of claims.
“Good Reason” is defined in Ms. McDonough’s employment agreement as a material breach by the Company of its obligations under her employment agreement that is not cured within 30 days following notice of such breach.
“Cause” is defined in Ms. McDonough’s employment agreement as Ms. McDonough’s:

•material breach of her obligations under her employment agreement that is not cured within 30 days following notice of such breach;
•insubordination or refusal to perform her duties under her employment agreement for at least five days following notice from the Company;
•misconduct with respect to the Company or any of its affiliates or licensees, or any of their respective businesses, assets or employees;
•commission of a fraud or theft against the Company or any of its affiliates or licensees or her conviction for the commission of, or aiding or abetting, a felony or of a fraud or a crime involving moral turpitude or a business crime; or
•possession or use of illegal drugs or prohibited substances, the excessive drinking of alcoholic beverages on a recurring basis which impairs her ability to perform her duties under her employment agreement, or the appearance during hours of employment on a recurring basis of being under the influence of such drugs, substances or alcohol.

Daniel T. Purefoy
Mr. Purefoy's employment agreement continues until it is terminated in accordance with its terms.
If Mr. Purefoy’s employment is terminated by us without “Cause” (as defined in his employment agreement) or by Mr. Purefoy for “Good Reason” (as defined in his employment agreement), he will be entitled to receive severance pay equal to $400,000 (which equates to one year of his base salary prior to the voluntary reductions in salary applicable to Mr. Purefoy due to COVID-19), payable in equal installments over such one year period consistent with our payroll practice and continuation of medical, dental and insurance benefits, subject to offset for any compensation and benefits that he receives from other employment during the severance period and his execution of a release of claims.
“Good Reason” is defined in Mr. Purefoy's employment agreement as (i) the significant reduction of his duties or responsibilities relating to his position, except with respect to any action initiated or recommended by Mr. Purefoy and approved by the Company, or (ii) a material breach by the Company of its obligations under his employment agreement that is not cured within 30 days following notice of such breach.
“Cause” is defined in Mr. Purefoy’s employment agreement as Mr. Purefoy’s:

65 | 2021 Proxy Statement

•material breach of his obligations under his employment agreement that is not cured within 30 days following notice of such breach;
•insubordination or refusal to perform his duties under his employment agreement for at least five days following notice from the Company;
•gross negligence, willful misconduct or dishonesty in performing his duties under his employment agreement with respect to the Company or any of its affiliates or licensees, or any of their respective businesses, assets or employees;
•commission of a fraud or theft against the Company or any of its affiliates or licensees or his conviction for the commission of, or aiding or abetting, a felony or of a fraud or a crime involving moral turpitude or a business crime; or
•possession or use of illegal drugs or prohibited substances, the excessive drinking of alcoholic beverages on a recurring basis which impairs his ability to perform his duties under his employment agreement, or the appearance during hours of employment on a recurring basis of being under the influence of such drugs, substances or alcohol.

Change in Control Benefits
If a change in control were to have occurred on March 27, 2021, and none of our named executive officers were terminated, there would have been no payments due to our named executive officers under our Incentive Plan or their respective employment agreements. We do not provide our named executive officers with any single-trigger change in control payments or benefits unless, in the event of a change in control, the successor corporation does not assume (or substitute on a substantially equivalent basis) the awards issued under the Incentive Plan or assume the obligations under the applicable employment agreement. If awards are assumed or substituted, the Incentive Plan provides for double-trigger vesting if the employee is terminated in certain limited circumstances within 24 months following a change in control.
In the event of a change in control of the Company, with respect to each outstanding award, such outstanding award will, except as otherwise set forth in the Incentive Plan, continue in effect, or be assumed or an equivalent award substituted by a successor company, and unless otherwise provided in an award agreement prior to June 25, 2020, the portion of any such award subject to performance-based vesting (including, without limitation, any PRSUs) will have any performance goals or other performance-based conditions deemed to be achieved at the target level of performance and any performance period deemed to have expired, but will continue to be subject to time-based vesting in accordance with the same time-based vesting schedule that applied to the award immediately prior to the change in control without any performance-based condition. In addition, each NEO’s share options and other share-based awards granted pursuant to the Incentive Plan will become 100% vested in connection with any termination by us without “cause” or by the executive for “good reason” (each as defined in the Incentive Plan) that occurs within 24 months following a change in control.
A “change in control” is generally defined in the Incentive Plan and/or the executive’s employment agreement as:

•during any 24-month period, the individuals serving on the Board cease to comprise a majority of the Board;
•the acquisition by a third party of securities representing 30% or more of the voting power of the Company;

66 | 2021 Proxy Statement

•the consummation of a merger, consolidation or similar corporate transaction that requires approval of the Company’s shareholders, unless: (i) more than 50% of the voting power is retained by the holders of the voting securities immediately prior to the transaction, (ii) no person acquires securities of the Company representing more than 30% of the total voting power of the Company, and (iii) at least a majority of the directors on the Board were the same as those serving immediately prior to the transaction; or
•the shareholders of the Company approve a complete liquidation of the Company or sale of substantially all of the assets of the Company.
No named executive officer has any right to receive a “gross up” for any excise tax imposed by Section 4999 of the Code, or any other U.S. federal, state or local income tax.

Treatment of Long-Term Equity Incentives Upon Termination or Change in Control
In general, unless stated otherwise in an employment agreement, the share options and other share-based awards granted to our named executive officers under the Incentive Plan would have been treated as follows in the event of termination or change in control in Fiscal 2021:

Reason for Termination	Impact on Equity Awards
Voluntary by Executive (No Grounds for Company to Terminate for Cause)	Unvested share options, RSUs and PRSUs are forfeited Vested share options are exercisable for 30 days following termination

By Company without Cause	Unvested share options, RSUs and PRSUs are forfeited Vested share options are exercisable for 90 days following termination

By Company for Cause	Vested but unexercised share options and unvested share options are forfeited and unvested RSUs and PRSUs are forfeited

Death or Disability	All unvested share options and RSUs will vest in full and unvested PRSUs will vest at target

Vested share options are exercisable by executive or beneficiary (as applicable) for one year following death or disability (or, if earlier, the expiration date set forth in the applicable award agreement)

Retirement (at least age 60 plus at least 10 years of service)	Unvested share options and RSUs will continue to vest on the applicable vesting schedule

Unvested PRSUs will vest at the end of the performance period on a pro rata basis based on the number of completed months worked during the performance period

Vested share options are exercisable for four years following retirement (or, if earlier, the expiration date set forth in the applicable award agreement)

Termination on (or within 24 months of) Change in Control by Company without Cause or by Executive with Good Reason	Vesting of unvested share options will be accelerated and remain fully exercisable for a two-year period (or, if earlier, the expiration date set forth in the applicable award agreement)

Unvested RSUs will fully vest and all restrictions, limitations and conditions will lapse

Change in Control without Termination
There is no single-trigger accelerated vesting of any awards issued to date, unless the successor corporation does not assume (or substitute on a substantially equivalent basis) the awards

Unvested PRSUs will vest at target and any performance conditions and performance periods will lapse, but the awards will continue to be subject to time-based vesting in accordance with the same time-based vesting schedule that applied to the award immediately prior to the change in control, unless otherwise provided in an award agreement prior to June 25, 2020

67 | 2021 Proxy Statement

Potential Payments Upon Termination of Employment and Change in Control Table

Name	Benefit	By the Company Without Cause/By the Executive for Good Reason($)	Termination By the Company Without Cause/By the Executive for Good Reason on or within 24 months following a Change in Control($)
John D. Idol	Cash Severance(1)	8,100,000	8,100,000
	Plan Benefits(2)	—	—
	Share Options	—(3)	—(4)
	RSUs/PRSUs	—(3)	33,239,182(4)
	Total	8,100,000	41,339,182
Thomas J. Edwards, Jr.	Cash Severance(5)	800,000	800,000
	Plan Benefits(2)	9,901	9,901
	Share Options	—(3)	—(4)
	RSUs/PRSUs	—(3)	8,743,413(4)
	Total	809,901	9,553,314
Krista A. McDonough	Cash Severance(5)	500,000	500,000
	Plan Benefits(2)	16,742	16,742
	Share Options	—(3)	26,676(4)
	RSUs/PRSUs	—(3)	5,056,338(4)
	Total	516,742	5,599,756
Daniel T. Purefoy	Cash Severance(5)	400,000	400,000
	Plan Benefits(2)	17,231	17,231
	Share Options	—(3)	—(4)
	RSUs/PRSUs	—(3)	6,052,963(4)
	Total	417,231	6,470,194
______________________________
(1)Reflects severance pay equal to two times the sum of Mr. Idol’s: (i) Fiscal 2021 base salary (without giving effect to any reduction) and (ii) the annual cash incentive paid or payable to him with respect to the Company’s last full fiscal year (Fiscal 2020), payable in a single lump sum within 30 days following the date of termination. Because termination is assumed to have occurred on the last day of Fiscal 2021, the amounts presented in this row assume all accrued obligations under Mr. Idol’s employment agreement and any annual cash incentive for Fiscal 2021 have been paid.
(2)Reflects the cost of continuation of medical, dental, and basic life and accidental death and dismemberment insurance benefits for executive for one year to the extent the NEO is entitled to benefits continuation pursuant to the terms of his or her employment agreement.
(3)Excludes awards that are already vested as of March 27, 2021 or that will continue to vest if the NEO is retirement eligible under the Incentive Plan. Mr. Idol is the only NEO that is retirement eligible under the Incentive Plan.
(4)Excludes awards that are already vested as of March 27, 2021. Represents the value of accelerated vesting for awards that will become fully vested and exercisable upon a termination by the Company without “cause” or by the NEO for “good reason” within 24 months following a change in control, pursuant to the terms of the Incentive Plan, using $50.18 per share, which is the closing price of the Company’s ordinary shares on the NYSE on March 26, 2021 (the last business day of Fiscal 2021). The payout for unearned PRSUs reflected in this column is based on the actual level of attainment of the applicable performance goals as of the end of the applicable performance period.
(5)Reflects severance pay equal to one year of executive’s Fiscal 2021 base salary (without giving effect to any reduction) payable in equal installments over a one-year period consistent with our payroll practices.

CEO PAY RATIO
We are a global fashion luxury group operating in three principal geographic markets: the Americas (including North America, Latin America and the Caribbean), Europe and Asia. For countries that were in-scope, we employed approximately 13,763 employees as of the end of Fiscal 2021, consisting of approximately 9,219 full-time employees and approximately 4,544 part-time employees. Approximately 10,338 of these employees are engaged in retail selling or administrative positions. Presented below is the ratio of the annual total compensation paid to John D. Idol, our Chief Executive Officer, in Fiscal 2021 to the annual total compensation of our median employee, excluding Mr. Idol’s compensation. This ratio is a reasonable estimate calculated in compliance with Item 402(u) of Regulation S-K of the Securities Act.

68 | 2021 Proxy Statement

Methodology
The methodology and the material assumptions, adjustments and estimates that we used to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” were as follows:
•We selected February 1, 2021 as the date on which to determine our median employee.
•We relied on the de minimis exemption provided for under the pay ratio disclosure rules which permit us to exclude non-U.S. employees constituting less than 5% of the total employee population from the median employee calculation.
◦We excluded 453 employees (representing fewer than 5% of our total employee population, excluding the CEO, as of February 1, 2021) from 15 countries as follows: 4 employees in St. Maarten, 4 employees in Barbados, 5 employees in Costa Rica, 5 employees in Aruba, 7 employees in Lithuania, 7 employees in Romania, 9 employees in Latvia, 11 employees in Chile, 18 employees in Panama, 23 employees in Hungary, 34 employees in Malaysia, 44 employees in United Arab Emirates, 50 employees in Ireland, 63 employees in Poland and 169 employees in Taiwan, China.
•We analyzed the actual total earnings compiled from our payroll records for the one-year period ending December 31, 2020 to determine the median employee. Actual earnings included base pay, overtime compensation, bonuses and other incentive pay (including commissions, fringe benefits and 401(k) match).
◦We annualized the compensation of the employees who were hired during the applicable period, but who did not work for us during the entire 12 months.
◦We did not make any cost-of-living adjustments to adjust for employees living outside of New York City.
◦For employees in foreign jurisdictions, we converted amounts paid in local currencies to U.S. dollars using the exchange rate as of February 1, 2021.
Calculation
•We determined that our median employee was a part-time, hourly retail sales assistant located in the United States.
•The estimated annual total compensation for our median employee was $25,884.
•Fiscal 2021 annual total compensation for our Chief Executive Officer as set forth in the Summary Compensation Table was $8,193,425.
•The estimated ratio of our Chief Executive Officer’s annual total compensation to our median employee’s total compensation for Fiscal 2021 was 317 to 1.

69 | 2021 Proxy Statement

DIRECTOR COMPENSATION
Director Compensation Generally
Non-employee directors receive annual cash compensation comprised primarily of an annual cash retainer (including additional cash retainers for the lead director and committee chairs) and additional cash compensation for committee service. Due to the impact of COVID-19, commencing May 1, 2020 through September 30, 2020, total director cash compensation was reduced to 50% of Fiscal 2020 cash compensation, and with effect from October 1, 2020, directors earned 90% of their pre-COVID-19 levels through the conclusion of Fiscal 2021. As a result, the effective rate of reduction for director cash compensation in Fiscal 2021 as compared to Fiscal 2020 was 30%.

	Fiscal 2020	Fiscal 2021
Annual Retainer	$90,000	$63,000
Additional Retainers
Lead Director	$40,000	$28,000
Audit Committee Chair	$30,000	$21,000
Compensation and Talent Committee Chair	$25,000	$17,500
Governance, Nominating and CSR Committee Chair	$25,000	$17,500
Committee Service	$12,500 per committee	$8,750 per committee
Travel Fee	$3,000 per intercontinental trip to Board meeting	—(1)
______________________________
(1)There was no international travel for the Board during Fiscal 2021 due to COVID-19.
Directors who are employees receive no additional compensation for their services as directors. A portion of John D. Idol’s annual base salary, equal to one-fourth of the amount of the annual retainer paid to the Company’s independent directors, is payable to him by the Company on a quarterly basis at the same time such retainer is paid to the independent directors of the Company. This is not additional compensation for Mr. Idol and is merely an allocation of salary from the U.S. entity that employs him to the Company for his services as a director of the Company.
In addition to the annual cash fees set forth in the table above, each non-employee director is entitled to receive an annual grant of RSUs under our Incentive Plan with a fair value at the time of grant equal to approximately $150,000, which generally cliff vests on the earlier of the one year anniversary of the date of grant or the Company’s annual shareholder meeting that occurs in the calendar year following the date of grant. Non-employee directors may defer settlement of the RSUs beyond the vesting date in accordance with Section 409A of the Code. Our annual equity grants to non-employee directors are made on the date of the annual meeting of shareholders. Any non-employee director appointed to our Board subsequent to the date of the annual meeting of shareholders is granted, on the date of such appointment, a pro rata portion of the annual equity grant based on the time between the director’s date of appointment and the next annual meeting of shareholders.
Our directors are permitted to use the Company aircraft to travel to and from Board and committee meetings, and we reimburse our non-employee directors for reasonable travel and other related expenses in connection with such meetings. Non-employee directors (like all of our eligible full-time employees) are also provided with a merchandise discount on our products.

70 | 2021 Proxy Statement

Director Compensation Table
The following table sets forth the amount of compensation earned by each of our non-employee directors for service on our Board during Fiscal 2021:

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)(2)	Total ($)
M. William Benedetto	108,500	150,000	258,500
Marilyn Crouther(3)	—	—	—
Robin Freestone	101,500	150,000	251,500
Judy Gibbons	93,913	150,000	243,913
Ann Korologos	84,587	150,000	234,587
Stephen F. Reitman	80,500	150,000	230,500
Jane Thompson	80,500	150,000	230,500
Jean Tomlin	98,000	150,000	248,000
  _____________________________________
(1)The amounts reported in this column reflect the aggregate grant date fair value computed in accordance with Accounting Standards Codification topic 718, “Stock Compensation,” as issued by the Financial Accounting Standards Board (disregarding any forfeiture assumptions). These values have been determined based on the fair market value on the date of grant for each award. The weighted average assumptions for share-based awards are set forth in Note 17 (Share-Based Compensation) to our audited financial statements included in our Annual Report on Form 10-K for Fiscal 2021.
(2)These RSUs generally vest on the earlier of the one year anniversary of the date of grant or the Company’s annual shareholder meeting that occurs in the calendar year following the date of grant, but settlement may be deferred in accordance with Section 409A of the Code.
(3)Ms. Crouther was not a director during Fiscal 2021.
Director Share Ownership Guidelines
We have share ownership guidelines for our non-employee directors, which provide that each non-employee director must attain ownership of an amount of shares equal to at least five times the annual cash retainer for directors within five years from the date such non-employee director is appointed to the Board.
Independent Director Share Ownership at Fiscal Year End
As of the end of Fiscal 2021, each non-employee director held ordinary shares and/or unvested RSUs in accordance with our share ownership guidelines as follows:

Name	Ordinary Shares	Meets Guidelines
M. William Benedetto	35,193	✓
Marilyn Crouther(1)	—	✗
Robin Freestone	18,099	✓
Judy Gibbons	33,003	✓
Ann Korologos	31,285	✓
Stephen F. Reitman	26,320	✓
Jane Thompson	23,130	✓
Jean Tomlin	24,126	✓
 _____________________________________
(1)Ms. Crouther was not a director during Fiscal 2021. She has until June 1, 2026 to meet the guideline.

71 | 2021 Proxy Statement

PROPOSALS OF SHAREHOLDERS FOR THE 2022 ANNUAL MEETING
We currently intend to hold our 2022 Annual Meeting of Shareholders in August 2022. Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at the 2022 Annual Meeting of Shareholders must submit the proposal to us at our principal executive offices, addressed to our Corporate Secretary, no later than February 15, 2022. Assuming that the 2022 Annual Meeting of Shareholders is held no more than 30 days before, and no more than 70 days after, the anniversary date of the 2021 Annual Meeting, shareholders who intend to present a proposal at the 2022 Annual Meeting of Shareholders without inclusion of such proposal in our proxy materials or who intend to nominate a director are required to provide us with notice of such proposal or nomination no later than April 29, 2022 or earlier than March 30, 2022. In the event that the date of the 2022 Annual Meeting of Shareholders is more than 30 days before, or more than 70 days after, such anniversary date, notice of any such proposal or director nomination must be provided to us no later than the later of the 90th day prior to the date of the 2022 Annual Meeting of Shareholders or the 10th day following the first public announcement of the date of the meeting and no earlier than the close of business on the 120th day prior to the date of the 2022 Annual Meeting of Shareholders. Additionally, shareholders must comply with other applicable requirements contained in Regulations 69, 70 and 71 of our Memorandum. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements contained in our Memorandum and applicable laws.
OTHER MATTERS
Our Board of Directors has no knowledge of any other matters to be presented at the Annual Meeting other than those described herein. If any other business properly comes before the shareholders at the Annual Meeting, however, it is intended that the proxy holders will vote on such matters in accordance with their discretion.
ANNUAL REPORT ON FORM 10-K
A copy of our Annual Report on Form 10-K for the fiscal year ended March 27, 2021, as filed with the SEC (including with exhibits if requested), will be sent to any shareholder, without charge, upon oral or written request addressed to the Corporate Secretary of the Company at the Company’s principal executive office or by electronically submitting the Information Request form located on the Resources page of the Company’s website at www.capriholdings.com. You also may obtain our Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or on our website.

72 | 2021 Proxy Statement

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the other proxy materials provided herewith contain forward-looking statements. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. The forward-looking statements contained in this proxy statement and the other proxy materials provided herewith are based on assumptions that the Company has made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in these forward-looking statements. These factors are more fully discussed in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 2021 (File No. 001-35368), filed on May 26, 2021 with the SEC.
YOUR VOTE IS IMPORTANT. OUR BOARD OF DIRECTORS URGES YOU TO VOTE VIA INTERNET, TELEPHONE OR BY MARKING, DATING, SIGNING AND RETURNING A PROXY CARD.
By Order of the Board of Directors
John D. Idol
Chairman and Chief Executive Officer

London, United Kingdom
June 15, 2021

73 | 2021 Proxy Statement

ANNEX A

GAAP TO NON-GAAP RECONCILIATION
(in millions except per share data)

ANNEX A

GAAP TO NON-GAAP RECONCILIATION

ANNEX A

GAAP TO NON-GAAP RECONCILIATION
(in millions except percentage data)

ANNEX A

GAAP TO NON-GAAP RECONCILIATION
(in millions)

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D56187-P57349

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

CAPRI HOLDINGS LIMITED

**The Board of Directors recommends you vote FOR the following:**

1. Election of Directors

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. Marilyn Crouther | ☐ | ☐ | ☐ |
| 1b. Stephen F. Reitman | ☐ | ☐ | ☐ |
| 1c. Jean Tomlin | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote FOR proposals 2 and 3.**

| | **Yes** | **No** |
|---|---|---|
| Please indicate if you plan to attend this meeting. | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

D56188-P57349

CAPRI
HOLDINGS LIMITED

## Annual Meeting of Shareholders
## July 28, 2021 12:00 PM
## This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) John D. Idol, Thomas J. Edwards and Krista A. McDonough, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Ordinary shares of CAPRI HOLDINGS LIMITED that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 12:00 PM, local time on July 28, 2021, at the Company's headquarters, 33 Kingsway, London, United Kingdom WC2B 6UF, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**